UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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 ☐    Preliminary Proxy Statement
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 ☐    Definitive Additional Materials
 ☐    Soliciting Material under § 240.14a-12

Cohen & Steers, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 24, 2017
Dear Fellow Shareholders:
It is our pleasure to invite you to the Cohen & Steers, Inc. 2017 Annual Meeting of Shareholders.
We will hold the meeting on Thursday, May 4, 2017, beginning at 9:00 a.m. local time at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.
The accompanying materials include the notice of annual meeting, the proxy statement and our 2016 annual report to shareholders. The proxy statement describes the business that we will conduct at the meeting and provides information about our company. Our annual report to shareholders includes our Annual Report on Form 10-K for the year ended December 31, 2016.
Your vote is very important. Whether or not you plan to attend the meeting, we ask you to please cast your vote. You may vote your shares by Internet, telephone, mail or in person at the Annual Meeting.
We look forward to seeing you at the meeting.
Sincerely,

Martin Cohen Chairman	Robert H. Steers Chief Executive Officer

280 Park Avenue, New York, NY 10017-1216 PHONE 212 832 3232

March 24, 2017
NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2017
To Our Shareholders:
We will hold the 2017 Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Thursday, May 4, 2017, beginning at 9:00 a.m. local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the seven nominees named in the proxy statement to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)
Approve the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted by 4,000,000 and to re-approve the material terms of the performance goals;

(3)	Re-approve the material terms of the performance goals under the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan;

(4)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2017;

(5)	Approve, in a non-binding advisory vote, the compensation of our named executive officers;

(6)	Determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two, or three years; and

(7)	Consider any other business that is properly presented at the Annual Meeting.

As permitted under the “Notice and Access” rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders by Internet rather than mailing paper copies of the materials to each shareholder. Therefore, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions about how to access the proxy materials by Internet, how to vote your shares, and how to request a paper or electronic copy of the proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs, and help conserve natural resources.

Whether you receive the Notice or paper copies of the proxy materials, the proxy statement, the annual report to shareholders, and any amendments to the foregoing that are required to be furnished to shareholders, will be available for review online by following the instructions contained in the Notice and proxy card. You also may view the proxy materials at https://materials.proxyvote.com/19247A.

The Board of Directors of Cohen & Steers, Inc. has fixed the close of business on March 9, 2017 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Whether or not you plan to attend the meeting, we ask you to please cast your vote. You can vote your shares by Internet, telephone, mail, or in person at the Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, NY 10017-1216 PHONE 212 832 3232

Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS
These proxy materials are being delivered in connection with the solicitation by the Board of Directors (the “Board”) of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” the “company,” “we,” or “our”), of proxies to be voted at our 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof.
You are invited to attend the Annual Meeting on Thursday, May 4, 2017, beginning at 9:00 a.m. local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to the Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.
We expect that the proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed and/or made available to each shareholder eligible to vote on or about March 24, 2017.
Items to be Voted on at the Annual Meeting
The proposals to be voted on at the Annual Meeting are:

•	Item 1: the election as directors of the seven nominees named in this proxy statement;

•
Item 2: the approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”) to increase the number of shares of common stock with respect to which awards may be granted by 4,000,000 and to re-approve the material terms of the performance goals;

•	Item 3: the re-approval of the material terms of the performance goals under the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan (the “Amended and Restated Annual Incentive Plan”);

•	Item 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2017;

•	Item 5: the approval, in a non-binding advisory vote, of the compensation of our named executive officers;

•	Item 6: the determination, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two, or three years; and

•	Item 7: any other business that is properly presented at the Annual Meeting.
Board Recommendation
Our Board recommends that you vote your shares:

•	“FOR” each of the seven director nominees named in this proxy statement;

•
“FOR” the approval of the Amended and Restated Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted by 4,000,000 and to re-approve the material terms of the performance goals;

•	“FOR” the re-approval of the material terms of the performance goals under the Amended and Restated Annual Incentive Plan;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2017;

•	“FOR” the approval of the compensation of our named executive officers; and

•	“ONE YEAR” with respect to how frequently a shareholder vote to approve the compensation of our named executive officers should occur.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 4, 2017
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily by Internet. We believe that this process should expedite shareholders’ receipt of the proxy materials, lower the costs of the Annual Meeting, and help conserve natural resources. On or about March 24, 2017, we expect to mail to most of our shareholders the Notice containing instructions about how to access and review the proxy materials, including this proxy statement and our annual report to shareholders, on the Internet and instructions about how to vote by Internet, telephone, mail, or in person. The Notice also contains instructions about how to request a paper or electronic copy of the proxy materials. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. If you received a paper copy of the proxy materials, you can also view these materials by Internet by following the instructions contained in the Notice and proxy card. The proxy materials are available at www.proxyvote.com and https://materials.proxyvote.com/19247A.
Shareholders Entitled to Vote
Shareholders of record at the close of business on March 9, 2017 are entitled to vote at the Annual Meeting. As of March 9, 2017, 46,285,336 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.
How to Vote
Shareholders who hold their shares directly may vote as follows:

•	By mail: Shareholders can sign, date and return their proxy cards by mail using the pre-addressed, postage-paid envelope that is provided.
OR

•
By Internet: Shareholders can vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided in the Notice and proxy card. The Internet voting system is a secure method of voting, and your vote will be recorded accurately. You will need the 16-digit Control Number included in the Notice and proxy card in order to vote online. If you vote by Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By telephone: Shareholders can vote by telephone by calling 1-800-690-6903. You will need the 16-digit Control Number included in the Notice and proxy card in order to vote by telephone.
OR

•	At the meeting: If you attend the Annual Meeting, you can vote in person by ballot, even if you have previously returned a proxy or otherwise voted.
If your shares are held indirectly through an account with a bank or broker, you will receive an instruction card and information about how to give voting instructions to your bank or broker.
Voting at the Annual Meeting
All proxies that have been properly signed and returned and not revoked will be voted in accordance with the instructions provided. If you sign and return your proxy but do not provide voting instructions, the shares represented by such proxy will be voted as recommended by the Board.
If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
Voting on Other Matters
If you sign and return your proxy, and if any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date that we filed this proxy statement, we were not aware of any other matters to be raised at the Annual Meeting.
Revocation of Proxies
You may revoke your proxy any time before voting is declared closed at the Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date before voting is declared closed or by voting in person at the Annual Meeting. You may also revoke your proxy by voting a new proxy, by telephone, by Internet, or by providing written notice of revocation to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote
The presence, in person or by proxy, of the holders of a majority in voting power of our issued and outstanding common stock and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power for a proposal and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, if you do not instruct your broker how to vote with respect to Items 1, 2, 3, 5, and 6, your broker may not vote your shares with respect to such proposals. There cannot be any broker non-votes with respect to Item 4 because brokers have discretion under the NYSE rules to vote uninstructed shares on such proposals.
With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive a majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Under our bylaws, a “contested election” is an election in which, as of the tenth day preceding the date we first transmit the notice of meeting for such annual meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.
Each incumbent director standing for re-election at the Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board, if such director does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote.
If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. The Board, in its sole discretion, may either (i) fill a vacancy resulting from a failure to receive a majority vote pursuant to the Company’s bylaws or (ii) decrease the size of the Board to eliminate the vacancy.
Under current NYSE rules, approval of Item 2 (approval of the Amended and Restated Stock Incentive Plan) requires the affirmative vote of a majority of the votes cast on the proposal. With respect to Item 2, abstentions are considered “votes cast” under current NYSE rules and therefore will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal and will have no effect on the outcome of the proposal.
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), approval of each of Item 2 (approval of the Amended and Restated Stock Incentive Plan) and Item 3 (re-approval of the material terms of the performance goals under the Amended and Restated Annual Incentive Plan) requires a majority of the votes cast on the proposal. Abstentions and broker non-votes are not considered “votes cast” under Delaware law and therefore will have no effect on the outcome of Items 2 and 3.
The affirmative vote of holders of a majority in voting power of our outstanding common stock present in person or represented by proxy and entitled to vote on such matter is required to approve Item 4 (ratification of our independent registered public accounting firm), Item 5 (approval of the compensation of our named executive officers), and Item 6 (determination of the frequency of a shareholder vote to approve the compensation of our named executive officers). If you abstain from voting on Items 4, 5, or 6, it will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of Items 5 or 6. Items 4, 5, and 6 are advisory in nature and are non-binding.
Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, facsimile, or other electronic transmission by our directors, officers, and employees, without additional compensation. We will reimburse brokers and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders
A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and ten days prior to the Annual Meeting at our corporate headquarters, between the hours of 8:45 a.m. and 4:30 p.m. local time, by written request to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.
Householding
In order to reduce printing and postage costs, we have undertaken an effort to deliver only one copy of the proxy materials to multiple shareholders of record sharing an address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one copy of the proxy materials, we will promptly deliver a separate copy of these materials to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. If your household receives multiple copies of the proxy materials, and you wish to request delivery of a single copy, you may contact our Corporate Secretary as set forth above. Even if householding is used, a separate proxy card will be provided for each shareholder of record. Each proxy card should be signed, dated, and returned to us.
Voting Results
Broadridge Financial Solutions, Inc. (“Broadridge”) will act as our inspector of election and independent tabulating agent. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots, and voting tabulations confidential. However, we permit Broadridge to examine these documents. We have instructed Broadridge to forward us any written comments included on a proxy card.
Annual Report
We make available free of charge on our website at www.cohenandsteers.com, under the heading “Company–SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. In addition, we will provide free of charge to each shareholder upon written request a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. Copies may also be accessed electronically on the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K for the year ended December 31, 2016 and our 2016 annual report to shareholders are not part of the proxy solicitation materials.

ITEM ONE
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation and bylaws provide that the Board will consist of that number of directors as determined from time to time by resolution of the Board. The number of directors is currently fixed at seven. Acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals named below for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. All such nominees are currently directors of the company.
The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the seven director nominees. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board.
Nominee Information
When considering director nominees, the Board and the Nominating Committee consider each nominee’s experience, qualifications, attributes, and skills. In particular, with respect to Mr. Rhein, the Board considered his background in accounting matters, which includes specialization in the real estate sector, as well as his service on the board of directors of a publicly-traded real estate investment trust. With respect to Mr. Simon, the Board considered the broad perspective brought by Mr. Simon’s experience directing the research and analysis of companies across a wide range of industries. With respect to Mr. Villani, the Board considered his background in the investment management industry, including his experience as the chief executive officer of a large global investment management firm. With respect to Mr. Connor, the Board considered his experience in the investment banking industry where he advised companies across a wide range of industries as well as his current service as the chief financial officer of a publicly-traded company. With respect to Dr. Aggarwal, the Board considered her expertise relating to corporate governance, capital raising, institutional investors, global financial markets, and securities market regulation. With respect to Mr. Cohen and Mr. Steers, the Board considered their knowledge and many years of experience with the company, including their founding of the company.
Set forth below are the names of the director nominees, their ages and positions with the company, the years the nominees first became directors, and their biographical information.

Name	Age	Position
Martin Cohen	68	Chairman and director
Robert H. Steers	64	Chief executive officer and director
Peter L. Rhein	75	Director
Richard P. Simon	71	Director
Edmond D. Villani	70	Director
Frank T. Connor	57	Director
Reena Aggarwal	59	Director
Martin Cohen, a director since August 2004, is the chairman of the Board. Mr. Cohen served with Mr. Steers as the company’s co-chief executive officer and co-chairman until 2014 and then served as executive chairman until his retirement from the company in February 2016. Prior to co-founding the firm in 1986 with Mr. Steers, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where, in 1985, he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where, in 1980, he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen also served as a member of the board of governors of the National Association of Real Estate Investment Trusts. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University.

Robert H. Steers, a director since August 2004, is the company’s chief executive officer. Prior to co-founding the firm in 1986 with Mr. Cohen, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where, in 1985, he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and a member of the Investment Committee, Georgetown University. Mr. Steers also serves as chairman of each of the company’s U.S. registered open-end and closed-end funds. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University.
Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein also serves on the board of directors and is a member of the audit committee and compensation committee of HCP, Inc. Mr. Rhein has a BS degree in accounting from Claremont McKenna College and is a certified public accountant.
Richard P. Simon, a director since August 2004, retired from Goldman, Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon mentored analysts and was deputy director of research. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.
Edmond D. Villani, a director since August 2004, served as vice chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002, he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. Mr. Villani is the former chairman of the board of Georgetown University and a former trustee of the Colonial Williamsburg Foundation, where he served as chair of the investment committee. Mr. Villani has a BA degree in mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.
Frank T. Connor, a director since March 2014, is executive vice president and chief financial officer of Textron Inc. Prior to joining Textron in August 2009, Mr. Connor was a managing director and head of telecom investment banking at Goldman, Sachs & Co. from 2003 to 2008. Prior to that, he served as chief operating officer of telecom, technology and media investment banking at Goldman Sachs from 1998 to 2003. Mr. Connor joined the corporate finance department at Goldman Sachs in 1986 and became a vice president in 1990 and a managing director in 1996. He currently serves as a director of FM Global, a Rhode Island headquartered mutual insurance company. Mr. Connor has a BA degree in business from the University of Notre Dame and an MBA degree from the University of Chicago.
Reena Aggarwal, a director since November 2016, is the Vice Provost for Faculty at Georgetown University. In addition, she is the Robert E. McDonough Professor of Finance and the Director of the Georgetown Center for Financial Markets and Policy at Georgetown’s McDonough School of Business. Dr. Aggarwal has been on the faculty of Georgetown University since 1986 and has held various positions. She has written extensively on corporate governance, capital raising, IPOs, institutional investors, private equity, valuation, global financial markets, and securities market regulation. She has received several research awards including the 2015 BlackRock–National Association of Corporate Directors Global Challenge for Innovation in Corporate Governance Award. Dr. Aggarwal also serves on the boards of FBR & Co. and IndexIQ. She received a Ph.D. in finance from the University of Maryland and a Master of Management Studies from BITS, India.
Recommendation of the Board
The Board recommends a vote “FOR” each of the seven director nominees.

CORPORATE GOVERNANCE
We regularly monitor legal and regulatory developments and review our corporate governance policies, processes and procedures to respond to any such developments.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that address the following: (i) director qualification standards, including guidelines for determining independence; (ii) director responsibilities; (iii) director access to management and, as appropriate, independent advisors; (iv) director compensation; (v) director orientation and continuing education; (vi) management succession; and (vii) annual performance evaluations of the Board. The Corporate Governance Guidelines are available on our corporate website at www.cohenandsteers.com under “Company–Corporate Governance.”
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees and addresses: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality of information; (iv) fair dealing; (v) protection and proper use of company assets; (vi) compliance with laws, rules and regulations; and (vii) reporting illegal or unethical behavior. The Board has also adopted a Code of Ethics for Senior Financial Officers, which is designed to promote honest and ethical conduct and compliance with applicable laws, particularly as it relates to the maintenance of the company’s financial books and records and the preparation of our financial statements. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our corporate website at www.cohenandsteers.com under “Company–Corporate Governance.” As required by applicable SEC rules and the NYSE listing standards, we will promptly disclose any substantive changes in, or waivers of, the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our corporate website at www.cohenandsteers.com under “Company–Corporate Governance.”
Shareholders are encouraged to visit the “Corporate Governance” section of the “Company” page of our corporate website at www.cohenandsteers.com for additional information about the Board and its committees and corporate governance at the company.
Director Independence Determination
Under the NYSE listing standards, a director is not considered independent unless the Board affirmatively determines that such director does not have a “material relationship” with the company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, the NYSE has adopted five bright-line independence tests. Each of these tests describes a specific set of circumstances that prohibit a director from being considered independent from our management. For example, a director who is an employee of the company, or whose immediate family member is an executive officer of the company, is not considered to be independent until three years following the end of the employment relationship. The other bright-line independence tests address circumstances involving: (i) the receipt of more than $120,000 per year in direct compensation from the company, except for certain permitted payments such as director fees; (ii) employment by, or affiliations with, the company’s current or former internal or external auditors; (iii) interlocking directorates; and (iv) certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.
The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interest. However, the NYSE listing standards do not define every relationship that may be considered material for purposes of determining a director’s independence from our management. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, the NYSE does not consider the ownership of a significant amount of our stock, by itself, to preclude an independence finding.

At its meeting on February 23, 2017, the Board made a determination as to the independence of each director nominee. The Board determined that each of Messrs. Rhein, Simon, Villani, and Connor and Dr. Aggarwal do not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent in accordance with the NYSE listing standards and applicable SEC rules. The Board considered, but did not believe to be material, that as of February 16, 2017, we, through our advisory clients, owned 4.16% of common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors. Further, the Board considered, but did not believe to be material, the fact that some members of the Board are investors in certain funds that we manage. Finally, the Board determined that each of Mr. Cohen and Mr. Steers are not independent. None of the directors participated in the determination of their own independence.
Director Nomination Process and Board Diversity
The company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The Nominating Committee ensures that each director nominee satisfies at least the criteria set forth in the Corporate Governance Guidelines. The minimum qualifications for serving as a director are that a candidate must possess strength of character and demonstrate mature judgment, independence of thought, and an ability to work collegially. Each director must be qualified and able to represent the interests of all of our shareholders.
When identifying director nominees, the Nominating Committee seeks qualified and experienced candidates with backgrounds that support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members and considers and evaluates the background and qualifications of each director candidate and the extent to which such background and qualifications may benefit the company based on the size and composition of the Board at the time. Based on this evaluation, the Nominating Committee will nominate individuals who it believes will strengthen the Board’s ability to serve our shareholders because of their experience and expertise.
The Board believes that diversity is an important component of a board of directors, including diversity of background, skills, experience, gender, race, and ethnicity. Although the company does not have a formal policy regarding director diversity, the Nominating Committee, guided by its charter and the Corporate Governance Guidelines, assesses and considers the diversity of the Board prior to nominating director candidates and seeks to identify and include director candidates who will enhance the Board’s diversity. The Board selects candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference, or religion. We believe our current Board members collectively possess diverse knowledge, expertise, and experience in the disciplines that impact our business.
When vacancies on the Board exist or are expected, or a need for a particular expertise has been identified, the Nominating Committee may seek recommendations for director candidates from current directors and management and may also engage a search firm to assist in identifying director candidates. The Nominating Committee will also consider properly submitted shareholder recommendations for director candidates under the same procedure used for considering director candidates recommended by current directors and management. Shareholder recommendations for director candidates should include the candidate’s name and specific qualifications to serve on the Board, and the recommending shareholder should also submit evidence of such shareholder’s ownership of shares of our common stock, including the number of shares owned and the length of time of such ownership. Recommendations should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
When a potential director candidate has been identified, the Nominating Committee will review publicly available information about such candidate to assess whether the candidate should be considered further. If the Nominating Committee determines that a candidate warrants further consideration, the chairman of the Nominating Committee, or the chairman’s designee, will contact the potential candidate. In general, if a potential candidate expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request additional information from the candidate and review such candidate’s experience and qualifications.
All nominees for election to our Board other than Dr. Aggarwal are standing for re-election. Dr. Aggarwal was appointed as a director of the company by the Board on November 1, 2016. Our chief executive officer recommended to the Nominating Committee that Dr. Aggarwal be included as a nominee for election at the Annual Meeting.

Board Oversight of Risk Management
The company operates in a highly regulated industry. The Board’s role in managing the company’s risk is one of informed oversight. The Board assists management in shaping the company’s overall risk philosophy and works with management to set the “tone at the top” such that prudent mitigation of risk is incorporated into business decision-making at the company. We have developed compliance programs that are designed to address the company’s risk and to detect and prevent any wrongdoing by employees. In addition, we have established an enterprise risk management committee that is responsible for developing an integrated approach and process for managing the company’s risks. We, together with our internal auditors, conduct a risk assessment at least annually to identify and evaluate our key risks. The results of such assessment are reported to the Audit Committee and the Board.
Each committee of the Board is responsible for evaluating and providing oversight of certain risks. The Audit Committee plays a key role in oversight of the company’s financial risk management function. On a quarterly basis, management discusses with the Audit Committee any financial, legal or regulatory risks affecting the company as well as any related party transactions or material breaches of the company’s codes of conduct. The Compensation Committee is responsible for overseeing management of risks relating to the company’s compensation practices and programs. The Nominating Committee manages risks associated with the independence and compensation of members of the Board as well as executive succession planning.
The Board is regularly informed about the most significant risks affecting the company and assesses the appropriateness of management’s responses to such risks. As part of this assessment, the Board reviews the company’s insurance coverage, including the type and level of insurance coverage, material gaps, if any, and how the company’s insurance coverage compares to its industry peers.
Board Leadership Structure
Mr. Cohen currently serves as our chairman, and Mr. Steers serves as our chief executive officer. The roles of chairman and chief executive officer have been separated since 2014. We believe this leadership structure is appropriate for the company and is in the best interests of our shareholders because it allows Mr. Cohen to focus on leading the Board while allowing Mr. Steers to focus on the day-to-day management of the company and execution of the company’s strategic initiatives and business plan.
The Board does not currently have a lead independent director. Given the size of the Board, the Board and the Nominating Committee do not believe that there is currently a need for a lead independent director because of the majority independent composition of the Board, the strong leadership and contributions of our independent directors, and the effectiveness of our current corporate governance structures and processes. In addition, the Board and the Nominating Committee do not believe that Mr. Cohen’s ability to provide effective oversight is impaired by his relationship to the company.
Executive Sessions
Executive sessions of the non-management directors are held in conjunction with each regularly scheduled Board meeting. The independent non-management directors hold at least one executive session per year excluding any non-independent directors. Mr. Cohen chairs the executive sessions attended by all non-management directors, and executive sessions of the independent directors only are chaired by one of the independent directors on a rotating basis.
Communications with the Board
Individuals may contact the Board, any committee of the Board, or any individual director or group of directors by regular mail or e-mail. Correspondence should be sent to c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017 or emailed to boardcommunications@cohenandsteers.com.
A member of the Legal Department will open all correspondence addressed to the Board, any committee of the Board, or any director to ensure correspondence is appropriately directed. All correspondence that is not an advertisement, promotion of a product or service, or patently offensive will be promptly directed to the addressee. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be directed to the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The current charters for each committee are available on our corporate website at www.cohenandsteers.com under the heading “Company–Corporate Governance.”
The Audit Committee
The Audit Committee is currently comprised of Messrs. Rhein (chairman), Simon, Villani, and Connor and Dr. Aggarwal, each of whom is independent, and satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees with respect to: (i) the independence of audit committee members; (ii) the audit committee’s responsibility to select and oversee our independent registered public accounting firm; (iii) procedures for handling complaints regarding our accounting practices; (iv) the authority of the audit committee to engage advisors; and (v) funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. The Board has determined that each of Messrs. Rhein and Connor qualifies as an “audit committee financial expert” as defined in the SEC rules and that each of Messrs. Rhein, Simon, Villani, and Connor and Dr. Aggarwal has accounting and related financial management expertise in accordance with the NYSE listing standards.
The Audit Committee’s primary purpose is to assist the Board with its oversight of: (i) the integrity of our financial statements; (ii) the independent registered public accounting firm’s qualifications and independence; (iii) our internal audit function; and (iv) our compliance with applicable legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.
The Audit Committee regularly holds separate sessions with our management, internal auditors, and independent registered public accounting firm.
The Compensation Committee
The Compensation Committee is currently comprised of Messrs. Villani (chairman), Rhein, Simon, and Connor and Dr. Aggarwal, each of whom is independent under the NYSE listing standards and a “non-employee director” as defined in the applicable SEC rules.
The Compensation Committee is responsible for overseeing our compensation plans and programs and setting the compensation for certain of our executive officers. The Compensation Committee has delegated to Mr. Steers the authority (with certain limitations) to grant awards under our Amended and Restated Stock Incentive Plan to employees who are not Section 16 officers. For additional information on the Compensation Committee’s responsibilities, see “Executive Compensation–Compensation Discussion and Analysis.”
Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee’s members is or has been an officer or employee of the company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served on our Board or as a member of the Compensation Committee during 2016.
The Nominating Committee
The Nominating Committee is currently comprised of Messrs. Simon (chairman), Rhein, Villani, and Connor and Dr. Aggarwal, each of whom is independent under the NYSE listing standards. The Nominating Committee is responsible for: (i) assisting the Board in identifying qualified director candidates; (ii) recommending to the Board the director nominees to be elected at annual meetings of shareholders; (iii) recommending to the Board corporate governance guidelines applicable to the company; (iv) leading the Board in its annual evaluation; and (v) recommending to the Board nominees for each committee of the Board.
Meetings
The Board met five times in 2016. In 2016, the committees of the Board held the following number of meetings: Audit Committee – nine meetings; Compensation Committee – five meetings; and Nominating Committee – two meetings. During 2016, each director attended at least 75% of the meetings of the Board and each committee on which such director served during the period for which they served.

The Board believes that it is important for shareholders to have the opportunity to meet and talk to the independent directors. Therefore, the Board generally schedules a board meeting in conjunction with our annual meetings of shareholders and expects directors, absent valid reasons, to attend the annual meeting of shareholders. All of the members of the Board attended the 2016 annual meeting of shareholders.
Director Compensation
The Nominating Committee reviews and recommends to the Board the compensation of our non-management directors. The Nominating Committee generally reviews director compensation every two years to ensure that director compensation remains competitive. As part of this review, the Nominating Committee consults with McLagan Partners (“McLagan”) to determine the reasonableness and adequacy of our non-management director compensation. In fiscal 2016, Mr. Cohen, who retired from the company in February 2016, began receiving compensation for serving as a non-management director. Mr. Steers does not receive additional compensation for serving as a director.
Each non-management director receives an annual retainer in the amount of $170,000 ($70,000 of which is payable quarterly in cash and $100,000 which is payable quarterly in restricted stock units). The restricted stock units are awarded under our Amended and Restated Stock Incentive Plan. They are 100% vested on the grant date and the common stock underlying the restricted stock units is delivered on the third anniversary of the grant date. Dividends on the restricted stock units are paid in cash as and when dividends are paid by us on our common stock. Any fractional shares are paid in cash.
The chairman of the Board receives an additional annual cash retainer of $180,000. The chairman of the Audit Committee receives an additional annual cash retainer of $15,000, the chairman of the Compensation Committee receives an additional annual cash retainer of $7,500, and the chairman of the Nominating Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chairman) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chairman) receives an additional annual cash retainer of $7,500, and each member of the Nominating Committee (including the chairman) receives an additional annual cash retainer of $5,000.
Non-management directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings as well as reasonable expenses for continuing education programs related to their role as members of the Board.
Non-management directors are not paid additional fees for attending, either in person or telephonically, individual meetings of the Board or its committees. Compensation for participation in such meetings is included in the directors’ annual retainers as described above. In addition, non-management directors do not receive any fees or compensation from us other than compensation for serving as a director.

The following table sets forth the compensation paid by the company to the non-management directors in 2016.
2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Martin Cohen	149,090	2,004,373(2)(3)	—	—	—	181,812(4)	2,335,275
Peter Rhein	112,560	99,940(2)	—	—	—	—	212,500
Richard Simon	102,560	99,940(2)	—	—	—	—	202,500
Edmond Villani	105,060	99,940(2)	—	—	—	—	205,000
Frank Connor	97,560	99,940(2)	—	—	—	—	197,500
Reena Aggarwal(5)	—	—	—	—	—	—	—
 ______________________________________________

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during fiscal year ended December 31, 2016 computed using the average of the high and low stock price of shares of the company’s common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”).

(2)
Includes 840 restricted stock units granted to Messrs. Rhein, Simon, Villani, and Connor on January 4, 2016 having a grant date fair value of $24,978; 246 restricted stock units granted to Mr. Cohen on April 1, 2016 having a grant date fair value of $9,591 and 641 restricted stock units granted to Messrs. Rhein, Simon, Villani, and Connor on April 1, 2016 having a grant date fair value of $24,989; 620 restricted stock units granted to Messrs. Cohen, Rhein, Simon, Villani, and Connor on July 1, 2016 having a grant date fair value of $24,986; and 583 restricted stock units granted to Messrs. Cohen, Rhein, Simon, Villani, and Connor on October 3, 2016 having a grant date fair value of $24,987. These restricted stock units were 100% vested on the grant date, and the underlying common stock will be delivered on the third anniversary of the grant date.

(3)
In connection with Mr. Cohen’s retirement, the company agreed to modify his 64,516 then-outstanding unvested restricted stock units (which amount includes associated dividend equivalent restricted stock units) that would have otherwise been forfeited in accordance with their terms to provide that all such awards will remain outstanding and continue to vest on the applicable vesting dates, subject to his continued compliance with the restrictive covenants contained in his restricted stock unit award agreements, as amended. Accordingly, the amount reported in this column also includes the incremental fair value of $1,944,809, computed as of the February 25, 2016 modification date in accordance with ASC Topic 718, with respect to the modified awards. In addition, the company agreed that following Mr. Cohen’s retirement any dividends accrued on his unvested restricted stock units will no longer be accrued in the form of additional unvested restricted stock units but will instead be paid in cash on the applicable dividend payment date. As of December 31, 2016, Mr. Cohen held 64,516 unvested restricted stock units.

(4)
The amount in this column reflects (i) $83,333 of salary earned by Mr. Cohen in his role as executive chairman prior to his retirement from the company in February 2016, (ii) $86,098 in cash dividend equivalents accrued and paid on unvested restricted stock units in 2016, and (iii) $12,381 representing the employer portion of continued coverage under the company’s medical and dental plans paid by the company in fiscal 2016. Pursuant to the terms of Mr. Cohen’s employment agreement with the company, in connection with his retirement he and his spouse and dependents became entitled to continued coverage under the company medical plans in which he was participating at the time of his retirement for the remainder of his life, subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee.

(5)	Dr. Aggarwal was appointed to the Board on November 1, 2016. Her first payment of fees for her service as a director was made in January 2017 and will be disclosed as compensation for fiscal 2017.

OWNERSHIP OF COHEN & STEERS COMMON STOCK
Principal Shareholders
As of March 9, 2017, our chairman, Martin Cohen, and our chief executive officer, Robert Steers, each directly and indirectly owned approximately 24.4% and 25.9%, respectively, of our outstanding common stock. As long as Mr. Cohen and Mr. Steers continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board and generally to determine the outcome of all corporate actions requiring shareholder approval.
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers
The following securities ownership table sets forth certain information with respect to the beneficial ownership of our common stock as of March 9, 2017 by: (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of our executive officers and directors as a group.
Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer was determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.
For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which such person has the right to acquire within 60 days of March 9, 2017 through the exercise of any option, warrant or right, or the delivery of shares of common stock underlying restricted stock units.
As of March 9, 2017, there were 46,285,336 shares of our common stock outstanding. This amount does not include shares of common stock underlying restricted stock units issued by us to our employees.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York	2,936,379(2)	6.3%	—
Martin Cohen	11,285,743(3)	24.4%	31,187
Robert Steers	11,993,819(4)	25.9%	159,925
Peter Rhein	21,288	*	7,836
Richard Simon	26,317	*	7,836
Edmond Villani	25,317	*	7,836
Frank Connor	—	*	7,460
Reena Aggarwal	—	*	490
Joseph Harvey	1,211,976	2.6%	149,145
Adam Derechin	425,978	*	54,609
Matthew Stadler	123,560	*	62,769
Francis Poli	11,840	*	52,695
All directors and executive officers as a group (12 persons)	25,162,724	52.9%	578,674
__________________________

†
The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)
Represents non-voting restricted stock units granted under the Amended and Restated Stock Incentive Plan. Additional information relating to awards of restricted stock units to our named executive officers under the Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information has been obtained from a Schedule 13G/A filed on February 14, 2017 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.

(3)
Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which a member of Mr. Cohen’s immediate family serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)
Includes 950,920 shares of common stock held by the Robert Steers Family Trust, of which a member of Mr. Steers’ immediate family serves as trustee, and 4,218,897 shares held by the Steers 2014 Descendants’ Trust, of which members of Mr. Steers’ immediate family serve as trustees. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our common stock with the SEC. To the best of our knowledge, based solely on a review of copies of such reports filed with the SEC and representations from our officers and directors, we believe that all persons subject to reporting filed the required reports on time in 2016.

OTHER EXECUTIVE OFFICERS
In addition to Mr. Steers, the following individuals currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	53	President
Adam M. Derechin	52	Executive vice president and chief operating officer
Matthew S. Stadler	62	Executive vice president and chief financial officer
Francis C. Poli	54	Executive vice president, general counsel and corporate secretary
Todd Glickson	49	Executive vice president and director of global marketing and product solutions
Joseph M. Harvey, president, is responsible for the company’s investment department and, together with our chief executive officer, the execution of the company’s strategic initiatives and business plan. Prior to joining the company in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate, oil & gas, and related securities for the firm’s research and consulting activities. Mr. Harvey also serves as a vice president and director of each of the company’s U.S. registered open-end and closed-end funds. Mr. Harvey has a BSE degree from Princeton University.
Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the company’s investment administration and systems departments. Prior to joining the company in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin also serves as chief executive officer and president of each of the company’s U.S. registered open-end and closed-end funds and as a director of Cohen & Steers SICAV. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland.
Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the company’s accounting and finance department. Prior to joining the company in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and as a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999. Mr. Stadler also serves as a director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited, and Cohen & Steers Securities, LLC.
Francis C. Poli, executive vice president, general counsel and corporate secretary, oversees the company’s legal and compliance department. Prior to joining the company in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli also serves as a director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited, Cohen & Steers Securities, LLC, and Cohen & Steers SICAV. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law.
Todd Glickson, executive vice president and director of global marketing and product solutions, oversees the company’s marketing, communications, and product development initiatives. Prior to joining the company in 2014, Mr. Glickson served as managing director of product development and strategy at Principal Global Investors from 2007 until 2014, where he helped lead the product development process. Prior to that, Mr. Glickson was head of product development and institutional marketing at Hartford Investment Management. Mr. Glickson also serves as a director of Cohen & Steers Funds ICAV. Mr. Glickson has an MA from the University of Kentucky and a BS from Carnegie Mellon University.
There are no family relationships between or among any of our directors and executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section of the proxy statement describes how our named executive officers are compensated. For fiscal 2016, our named executive officers were Robert Steers, our chief executive officer, Joseph Harvey, our president, Matthew Stadler, our chief financial officer, Adam Derechin, our chief operating officer, and Francis Poli, our general counsel.
We rely on a highly qualified and experienced management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, and expanding investment capabilities to include a range of high-quality, attractive products and services. Our compensation programs are designed to reward our executives for increasing shareholder value.
Compensation Objectives and Philosophy
Our executive compensation programs are designed to:

•	Attract and retain high-caliber leadership;

•	Link compensation to company and individual performance; and

•	Align our executives’ interests with those of our shareholders.
In setting compensation, we believe that:

•
Compensation should be linked to performance. Compensation levels should reflect an executive’s role in helping the company achieve its financial and strategic objectives as well as an executive’s leadership skills and experience, retention risk, and individual performance. Our weighting towards performance-based variable “at risk” compensation creates opportunity for higher incentive compensation if superior performance is achieved and lower incentive compensation if our performance goals are not met.

•
Compensation levels should be competitive. On an annual basis, our Compensation Committee reviews compensation survey data provided by McLagan to ensure that our compensation programs are competitive in the context of company performance, individual performance and experience, and job responsibilities. The survey data provides a comparison of our compensation levels relative to industry peers with whom we compete for leadership talent.

•
Equity awards should constitute a significant percentage of total compensation. Restricted stock units constitute a significant percentage of our executive officers’ total compensation. By awarding restricted stock units, we seek to provide our executive officers with long-term incentive award opportunities that are consistent with awards made by industry peers and reflect their individual performance. In addition, we believe that awards of restricted stock units further align our executives’ interests with those of our shareholders, encourage our executives to develop and lead our business, and promote a commitment to the company’s long-term success.

Compensation Setting Process
Compensation consultant. The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to help evaluate the compensation paid to our executive officers. In 2016, the Compensation Committee retained McLagan, a leading compensation consulting and research firm, to advise it on matters relating to the compensation of our named executive officers and non-management directors. At management’s request, McLagan also reviewed the design of our compensation programs for our non-executives.
Under SEC and NYSE rules, the Compensation Committee is required to perform an independence assessment prior to selecting any compensation consultant and must evaluate, at least annually, whether any work provided by such consultant raised any conflicts of interest. The Compensation Committee assessed McLagan’s independence at its meeting on February 23, 2017. In assessing McLagan’s independence, the Compensation Committee considered the following factors:

•	Other services provided by McLagan to the company;

•	Aggregate fees paid by the company to McLagan and fees as a percentage of the total revenue of the consultant providing the services;

•	McLagan’s policies and procedures designed to prevent conflicts of interest;

•
Any business or personal relationship between the consultant and any member of the Compensation Committee or any business or personal relationship between McLagan and any executive officer of the company; and

•	Whether the consultant holds any shares of the company’s stock.
During fiscal 2016, the company paid McLagan $51,000 in fees for advice related to executive and director compensation and $124,591 in fees for additional services, which included advice on the design of our compensation programs for our non-executives and related survey data on market trends. The Compensation Committee pre-approved McLagan’s consulting services related to reviewing the design of the company’s compensation programs for its non-executives and does not believe these additional services impacted McLagan’s ability to provide independent advice to the Compensation Committee. Accordingly, the Compensation Committee determined that McLagan is independent and that McLagan’s work did not raise any conflicts of interest.
Peer data. The Compensation Committee reviews compensation data from public and private asset management companies. The Compensation Committee believes that this comparative data is useful and appropriate in setting competitive compensation levels for our named executive officers because the company must compete with other asset management companies for executive talent and must attract and retain critical executive talent with industry-specific skills and experience.
For fiscal 2016, the Compensation Committee, with advice from McLagan, assessed market pay levels using the following peer groups.
15 public asset management companies, including:

AllianceBernstein L.P.	Janus Capital Group, Inc.
Artisan Partners	Legg Mason, Inc.
BlackRock, Inc.	Manning & Napier
Calamos Asset Management, Inc.	Pzena Investment Management, Inc.
Eaton Vance Corp.	T. Rowe Price Group, Inc.
Franklin Resources, Inc.	Virtus Investment Partners, Inc.
GAMCO Investors, Inc.	Waddell & Reed
Invesco Ltd.
36 asset management companies with similar assets under management, including:

Aberdeen Asset Management, Inc.	Glenmede Trust Company
Acadian Asset Management, LLC	Harding Loevner Management L.P.
AEW Capital Management	INTECH Investment Management, LLC
Allianz Global Investors	Logan Circle Partners, L.P.
American Beacon Advisors	MEAG New York Corporation
AMG Funds, LLC	Mercer Global Investments
APG Investments US, Inc.	PanAgora Asset Management, Inc.
Arrowstreet Capital, L.P.	Pioneer Investment Management
BMGI	RidgeWorth Capital Management, LLC
BNP Paribas Investment Partners	Sands Capital Management, LLC
The Boston Company Asset Management, LLC	SwissRe Group Asset Management
Brandywine Global Investment Management, LLC	Thornburg Investment Management, Inc.
Brown Advisory	Virtus Investment Partners, Inc.
Brown Brothers Harriman & Co.	Vontobel Asset Management, Inc.
Causeway Capital Management, LLC	Westwood Holdings Group, Inc.
Eagle Asset Management, Inc.	William Blair & Company, LLC
Epoch Investment Partners, Inc.	WisdomTree Investments, Inc.
First Pacific Advisors, LLC	XL Group
Role of management. Our senior management, under the leadership of our chief executive officer, plays an important role in designing and administering our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions with respect to such plans and programs, and assisting and supporting the Compensation Committee in carrying out its duties.

Our chief executive officer attends select portions of Compensation Committee meetings and makes recommendations to the Compensation Committee about appropriate compensation levels for the other named executive officers based on his assessment of each officer's individual performance.
Risk considerations. The Compensation Committee has discussed risk as it relates to our compensation programs with management and McLagan, and the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. By utilizing a balanced approach to total compensation, whereby a significant percentage of each named executive officer’s total compensation is awarded in restricted stock units and is based on company and individual performance, we seek to align the interests of our named executive officers with the interests of our shareholders.
Say-on-pay. In determining executive compensation for 2016, the Compensation Committee considered the voting results of our most recent shareholder “say-on-pay” vote. A substantial majority of our shareholders (91.26% of the votes cast) approved the compensation of our named executive officers as described in our 2016 proxy statement. Based on the level of support, the Compensation Committee determined that shareholders generally support our compensation practices. Accordingly, our approach to executive compensation for 2016 remained consistent with past practice. The Compensation Committee intends to continue to consider the views of our shareholders when designing, reviewing, and administering the company’s compensation programs.
Elements of Executive Compensation
Our named executive officers’ compensation consists of base salary and annual incentive performance compensation.
Base salary. Base salaries are set at levels that are competitive with similar positions at comparable asset management companies. Consistent with industry practice and our pay-for-performance philosophy, the Compensation Committee sets base salaries for our named executive officers at levels that constitute a low percentage of their total compensation.
Annual incentive performance compensation. We award annual incentive performance bonuses to our named executive officers under the Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to link bonuses to individual performance, company performance, and long-term increases in shareholder value. Consistent with the company’s pay-for-performance philosophy, incentive performance bonuses represent the largest portion of our named executive officers’ total compensation.
At the beginning of each fiscal year, the Compensation Committee, with input from management, sets the performance objectives, which may be based on the company’s net revenues, income, assets under management, net flows, investment performance, and other factors as determined by the Compensation Committee. The Compensation Committee also determines the maximum annual incentive performance bonus for each named executive officer, which is expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit is our pre-incentive and pre-tax income, excluding extraordinary items. The maximum annual incentive performance bonus set for each named executive officer is a cap on the amount of compensation that may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m). The annual incentive performance bonuses actually paid to our named executive officers is generally less than the maximum percentages set by the Compensation Committee. The Compensation Committee believes that the company’s bonus structure is in our shareholders’ best interests because it provides for the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate our named executive officers based on company and individual performance.
At the end of each fiscal year, the Compensation Committee determines the annual incentive performance bonus amounts that will actually be paid to each named executive officer. In determining this, the Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles, or other specific and potentially limiting criteria. Rather, the Compensation Committee considers:

•	the overall performance of the company;

•	the individual performance of each named executive officer;

•	industry data about our peer competitors provided by McLagan;

•	historical compensation levels for each named executive officer; and

•	other factors that the Compensation Committee deems relevant.
In addition, the Compensation Committee considers recommendations from our chief executive officer in determining annual incentive performance bonuses for each named executive officer other than himself.

Annual incentive performance bonuses are generally paid in January of the year following the fiscal year in which they are earned and are generally comprised of cash and restricted stock units. The Compensation Committee retains the discretion to adjust the cash and equity components of annual incentive performance bonuses from year to year as it deems appropriate.
RSU Awards
As part of their annual incentive performance bonuses, our named executive officers receive restricted stock units awarded under our Amended and Restated Stock Incentive Plan. The restricted stock units generally vest ratably over four years and any dividends paid by us on our common stock are reflected in additional restricted stock units. All accrued dividends vest in a single installment on the last anniversary of the grant date.
Mandatory Stock Bonus Program
To retain our named executive officers and promote stock ownership, we mandatorily defer a significant portion of their annual incentive performance bonuses into restricted stock units as required by our Mandatory Stock Bonus Program. Any dividends paid by us on our common stock are reflected in additional restricted stock units on such deferred amounts. The restricted stock units vest ratably over four years, and all accrued dividends vest in a single installment on the fourth anniversary of the grant date. For the amounts mandatorily deferred for each named executive officer, see the tables contained on pages 20 and 21 of this proxy statement.
Optional Stock Purchase Program
From 2004 through 2012, our named executive officers could voluntarily defer up to 25% of their annual incentive performance bonus into restricted stock units as permitted under our Optional Stock Purchase Program. This voluntary deferral was in addition to the amount that was mandatorily deferred under the Mandatory Stock Bonus Program. Under the terms of the Optional Stock Purchase Program, the company matched 25% of the voluntarily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock were reflected in additional restricted stock units on such deferred amounts and company match. The restricted stock units granted as part of voluntarily deferred amounts were 100% vested on the grant date, and the underlying common stock was delivered on the third anniversary of the grant date. The restricted stock units granted as part of the company match, and all accrued dividends, vested, and the underlying common stock, was delivered in a single installment on the third anniversary of the grant date. The final delivery of restricted stock units granted under the Optional Stock Purchase Program (as well as the associated accrued dividend equivalent restricted stock units) was made in fiscal 2016.
2016 Executive Compensation
Chief executive officer. For fiscal 2016, the Compensation Committee set Mr. Steers’ base salary at $750,000, an amount that has remained unchanged since 2008. The Compensation Committee believes that Mr. Steers’ base salary is reasonable and competitive in light of his responsibilities, performance, and experience.
On February 25, 2016, the Compensation Committee met and set the 2016 performance goals for the company and for Mr. Steers. At that meeting, the Compensation Committee determined that the maximum annual incentive performance bonus payable to Mr. Steers would be no more than 7.0% of the company’s 2016 adjusted pre-tax profit, subject to the $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. In setting this cap, the Compensation Committee expected that the annual incentive performance bonus actually paid to Mr. Steers for fiscal 2016 would be less than the cap.
At the end of 2016, the Compensation Committee met to determine Mr. Steers’ 2016 annual incentive performance bonus. As part of this process, the Compensation Committee considered the following:

•	The company’s financial performance for 2016;

•	Mr. Steers’ individual performance and contributions to the company’s strategic, investment and financial performance; and

•	Competitive pay levels as measured against our peers.
Based on its assessment, the Compensation Committee increased Mr. Steers’ annual incentive performance bonus for fiscal 2016 by approximately 32%, recognizing the company’s strong performance as well as Mr. Steers’ individual performance and contributions to the company’s performance. Approximately 63% of Mr. Steers’ total compensation was deferred and paid in restricted stock units.

The following table sets forth total compensation considered and approved by the Compensation Committee for Mr. Steers for the 2016 performance year. The amounts disclosed are presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation for 2015 and 2014 are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Performance Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	RSU Award ($)	Total Compensation ($)
Robert Steers	2016	750,000	673,750	2,021,250	405,000	3,850,000
	2015	750,000	486,250	1,458,750	405,000	3,100,000
	2014	750,000	461,250	1,383,750	405,000	3,000,000
The restricted stock unit amounts included in the table above for the 2016 performance year were granted in January 2017, and therefore, are not reflected in the Summary Compensation Table or the 2016 Grants of Plan-Based Awards table.
Other named executive officers. After a review of competitive pay levels, the Compensation Committee decided to increase Messrs. Stadler’s, Derechin’s, and Poli’s base salaries from $325,000 in fiscal 2015 to $350,000 in fiscal 2016. For fiscal 2016, the Compensation Committee decided to leave Mr. Harvey’s base salary unchanged from his 2015 base salary of $600,000.
On February 25, 2016, the Compensation Committee met and set the 2016 performance goals for the company and Messrs. Harvey, Stadler, Derechin, and Poli. At that meeting, the Compensation Committee determined that the maximum annual incentive performance bonuses payable to Messrs. Harvey, Stadler, Derechin, and Poli would be no more than 5.5%, 2.5%, 2.5%, and 2.5%, respectively, of our 2016 adjusted pre-tax profit, subject to the $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. In setting these caps, the Compensation Committee expected that the annual incentive performance bonuses actually paid to Messrs. Harvey, Stadler, Derechin, and Poli for fiscal 2016 would be less than their respective caps.
At the end of 2016, the Compensation Committee met and determined the 2016 annual incentive performance bonuses for Messrs. Harvey, Stadler, Derechin, and Poli. In determining their incentive compensation, the Compensation Committee considered the following:

•	The company’s financial performance for fiscal 2016;

•	Each named executive officer’s individual performance;

•	Mr. Steers’ recommendations and assessments relative to individual and functional area contributions to the company’s overall results for the year; and

•	Competitive pay levels as measured against our peers.
Based on its assessment, the Compensation Committee increased the 2016 annual incentive performance bonuses for Messrs. Harvey, Stadler, Derechin, and Poli by approximately 10%, 6%, 6%, and 6%, respectively, compared to fiscal 2015, recognizing the company’s strong performance and each named executive officer’s individual performance, and with respect to Mr. Harvey, an increase in his responsibilities. Approximately 67%, 44%, 45%, and 44% of Messrs. Harvey’s, Stadler’s, Derechin’s, and Poli’s total compensation, respectively, was deferred and paid in restricted stock units.

The table below sets forth total compensation considered and approved by the Compensation Committee for Messrs. Harvey, Stadler, Derechin, and Poli for the 2016 performance year. The amounts disclosed are presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation for 2015 and 2014 are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Performance Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	RSU Award ($)	Total Compensation ($)
Joseph Harvey	2016	600,000	518,750	1,556,250	675,000	3,350,000
	2015	600,000	456,250	1,368,750	675,000	3,100,000
	2014	600,000	716,250	708,750	675,000	2,700,000

Matthew Stadler	2016	350,000	744,437	589,313	258,750	1,942,500
	2015	325,000	693,062	548,188	258,750	1,825,000
	2014	300,000	604,312	486,938	258,750	1,650,000

Adam Derechin	2016	350,000	553,581	486,544	237,375	1,627,500
	2015	325,000	511,956	450,669	237,375	1,525,000
	2014	300,000	520,706	441,919	237,375	1,500,000

Francis Poli	2016	350,000	567,475	494,025	216,000	1,627,500
	2015	325,000	525,850	458,150	216,000	1,525,000
	2014	300,000	469,600	414,400	216,000	1,400,000
The restricted stock unit amounts included in the table above for the 2016 performance year were granted in January 2017, and therefore, are not reflected in the Summary Compensation Table or the 2016 Grants of Plan-Based Awards table.
Benefits and Perquisites
Our named executive officers are eligible to receive the same benefits and perquisites that are offered to all of our other employees.
Employee Stock Purchase Plan
We encourage our employees to own stock in the company. Under our Amended and Restated Employee Stock Purchase Plan (“ESPP”), eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock, subject to a $25,000 annual Internal Revenue Service maximum. Shares are purchased at a 15% discount from the fair market value of our common stock as determined on the last business day of each of the quarterly offering periods. All named executive officers other than Mr. Steers may participate in the ESPP on the same basis as all other eligible employees.
401(k) Plan
We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual compensation to the 401(k) plan, subject to the annual Internal Revenue Service maximum. We match 50% of employee contributions in order to encourage employee participation, with such matching contribution vesting over a five-year period. All named executive officers may participate in the 401(k) plan on the same basis as all other eligible employees.
Pension Benefits
Other than our broad-based 401(k) plan, we do not sponsor any pension plans.

Hedging of the Company’s Stock
Our employees, including our named executive officers, are prohibited from engaging in any transaction intended to hedge or minimize losses in our securities, including engaging in transactions in puts, calls, or other derivatives on our securities, or short-selling our securities or “selling against the box” (i.e., failing to deliver sold securities).
Forfeiture/Clawback
At the discretion of the Compensation Committee, awards made under the Amended and Restated Annual Incentive Plan and the Amended and Restated Stock Incentive Plan may be subject to reduction, cancellation, forfeiture, or recovery upon the occurrence of certain specified events, in addition to any other applicable vesting or performance conditions of an award. Such events may include, but are not limited to: termination of employment for cause; termination of the executive’s provision of services to the company; breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the executive; or restatement of the company’s financial statements to reflect adverse results from previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.
Stock Ownership Guidelines
The company believes that its executive officers should own a meaningful amount of shares of the company to more closely align their interests with our shareholders. However, the company does not believe that it is necessary to adopt stock ownership guidelines requiring our executive officers and directors to own a specified amount of company stock because our executive officers and directors collectively continue to own a substantial percentage of our stock. Our chief executive officer and our chairman collectively own a majority of our outstanding stock, aligning their interests with our other shareholders.
Termination and Change in Control Arrangements
Under the terms of the restricted stock unit award agreements between the company and each named executive officer, upon a change in control (as defined below), all unvested restricted stock units held by any named executive officer will immediately vest in full if such executive’s employment is terminated by the company without cause or by the executive for good reason (as defined below) within the two-year period following a change in control (as defined below). This “double trigger” provision is designed to ensure that our named executive officers are able to make objective business decisions that are in the best interests of our shareholders in connection with a potential change in control. For additional information on the accelerated vesting of restricted stock units upon a change in control of the company, see “Accelerated vesting of restricted stock units” below.
In addition, pursuant to the terms of his employment agreement, Mr. Steers is entitled to certain payments and benefits upon the occurrence of specified events, including termination of employment with or without cause. The terms of his employment agreement are described below under “Employment Agreement with Robert Steers”. The terms of his employment agreement were determined through arms-length negotiations at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of similar arrangements for executives employed by comparable companies in determining the amounts payable and the triggering events upon termination of employment or a change in control.
An estimate of the compensation that would have been payable to our named executive officers upon a change in control or termination of employment, as if each termination event occurred as of December 30, 2016, is described below under “Potential Payments upon Termination or Change in Control.”
Tax Treatment of Executive Compensation
In general, Section 162(m) denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its named executive officers (excluding the chief financial officer), unless such compensation qualifies as “performance based.” Performance-based compensation refers to any compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee. Performance-based compensation is excluded from the $1,000,000 limitation and should be tax deductible.
Our compensation plans are structured so that all amounts paid under those plans to our named executive officers should generally be fully deductible. On an annual basis, the Compensation Committee establishes performance criteria in an effort to ensure the tax deductibility of performance-based awards made to our named executive officers under the Amended and Restated Annual Incentive Plan and the Amended and Restated Stock Incentive Plan. Accordingly, all such compensation for 2016 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation arrangements even though they may not be fully tax deductible.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2016, as incorporated by reference to this proxy statement.
In accordance with SEC rules, the Report of the Compensation Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”) and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

MEMBERS OF THE COMPENSATION COMMITTEE
Edmond D. Villani (chairman)
Peter L. Rhein
Richard P. Simon
Frank T. Connor
Reena Aggarwal

Summary Compensation Table
The following table sets forth information about the total compensation paid to our named executive officers in 2016, 2015, and 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1)($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Robert Steers CEO	2016	750,000	—	1,863,728	—	673,750	—	204,397(4)	3,491,875
	2015	750,000	—	1,788,736	—	486,250	—	171,214(5)	3,196,200
	2014	750,000	—	1,659,661	—	461,250	—	253,575(6)	3,124,486

Joseph Harvey President	2016	600,000	—	2,043,729	—	518,750	—	182,665(4)	3,345,144
	2015	600,000	—	1,383,701	—	456,250	—	118,821(5)	2,558,772
	2014	600,000	—	1,243,717	—	716,250	—	169,195(6)	2,729,162

Matthew Stadler CFO	2016	350,000	—	806,909	—	744,437	—	92,036(4)	1,993,382
	2015	325,000	—	745,625	—	693,063	—	75,326(5)	1,839,014
	2014	300,000	—	710,195	—	604,312	—	108,811(6)	1,723,318

Adam Derechin COO	2016	350,000	—	688,009	—	553,581	—	82,692(4)	1,674,282
	2015	325,000	—	679,225	—	511,956	—	71,380(5)	1,587,561
	2014	300,000	—	657,345	—	520,706	—	103,900(6)	1,581,951

Francis Poli General Counsel	2016	350,000	—	674,104	—	567,475	—	79,382(4)	1,670,961
	2015	325,000	—	630,381	—	525,850	—	65,954(5)	1,547,185
	2014	300,000	—	604,485	—	469,600	—	93,684(6)	1,467,769
________________________

(1)	The annual incentive performance bonus for each named executive officer is reported in this Summary Compensation Table in the columns “Stock Awards” and “Non-Equity Incentive Plan Compensation.”

(2)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year noted for each named executive officer (but not necessarily the performance year in which they were earned because the company generally grants stock awards in January of the year following the performance year) in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low stock price of the company’s common stock on the grant date. The 2016 Grants of Plan-Based Awards table contained in this proxy statement discloses the number and grant date fair value of restricted stock units granted in fiscal year 2016 to each named executive officer for the 2015 performance year.

(3)	The named executive officers received no perquisites or other personal benefits that were not otherwise offered to all of our other employees.

(4)
Includes a matching contribution in our 401(k) plan of $12,000 for each of Messrs. Steers, Harvey, Stadler, Derechin, and Poli. Also includes $192,397, $170,665, $80,036, $70,692, and $67,382 in dividend equivalent restricted stock units accrued in 2016 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, Derechin, and Poli.

(5)
Includes a matching contribution in our 401(k) plan of $12,000 for each of Messrs. Steers, Harvey, Stadler, Derechin, and Poli. Also includes $159,214, $106,821, $63,326, $59,380, and $53,954 in dividend equivalent restricted stock units accrued in 2015 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, Derechin, and Poli.

(6)
Includes a matching contribution in our 401(k) plan of $11,500 for each of Messrs. Steers, Harvey, Stadler, Derechin, and Poli. Also includes $242,075, $157,695, $97,311, $92,400, and $82,184 in dividend equivalent restricted stock units accrued in 2014 on unvested restricted stock units held by Messrs. Steers, Harvey, Stadler, Derechin, and Poli.

2016 Grants of Plan-Based Awards
The following table sets forth the actual number of unvested restricted stock units granted in 2016 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Robert Steers	1/29/16	1/8/16	—	—	—	—	—	—	63,263(3)	—	—	1,863,728

Joseph Harvey	1/29/16	1/8/16	—	—	—	—	—	—	69,373(4)	—	—	2,043,729

Matthew Stadler	1/29/16	1/8/16	—	—	—	—	—	—	27,390(5)	—	—	806,909

Adam Derechin	1/29/16	1/8/16	—	—	—	—	—	—	23,354(6)	—	—	688,009

Francis Poli	1/29/16	1/8/16	—	—	—	—	—	—	22,882(7)	—	—	674,104
________________________

(1)
Restricted stock unit awards, including those restricted stock units awarded under our Mandatory Stock Bonus Program, are generally granted in the year following the fiscal year performance period. Accordingly, the restricted stock units awarded to each named executive officer for the 2016 performance period were actually granted in January 2017 and, therefore, are not included in this table. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

The Compensation Committee approved year-end equity awards for the 2015 performance period at its meeting on January 8, 2016, with the grants being awarded on January 29, 2016. The average of the high and low price of our common stock on January 29, 2016 was used to determine the number of restricted stock units to be granted.

(2)
See “Executive Compensation–Annual incentive performance compensation” and “Executive Compensation–2016 Executive Compensation” in this proxy statement for a discussion of non-equity incentive plan awards.

(3)
Includes 49,516 restricted stock units from the mandatory deferral of a portion of the executive’s 2015 annual incentive performance bonus and an additional 13,747 restricted stock units that vest ratably on the last business day of January 2017, 2018, 2019, and 2020. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2020.

(4)
Includes 46,461 restricted stock units from the mandatory deferral of a portion of the executive’s 2015 annual incentive performance bonus and an additional 22,912 restricted stock units that vest ratably on the last business day of January 2017, 2018, 2019, and 2020. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2020.

(5)
Includes 18,607 restricted stock units from the mandatory deferral of a portion of the executive’s 2015 annual incentive performance bonus and an additional 8,783 restricted stock units that vest ratably on the last business day of January 2017, 2018, 2019, and 2020. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2020.

(6)
Includes 15,297 restricted stock units from the mandatory deferral of a portion of the executive’s 2015 annual incentive performance bonus and an additional 8,057 restricted stock units that vest ratably on the last business day of January 2017, 2018, 2019, and 2020. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2020.

(7)
Includes 15,551 restricted stock units from the mandatory deferral of a portion of the executive’s 2015 annual incentive performance bonus and an additional 7,331 restricted stock units that vest ratably on the last business day of January 2017, 2018, 2019, and 2020. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2020.

2016 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about unvested restricted stock units held by our named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Steers	—	—	—	—	—	146,656(2)	4,927,642	—	—

Joseph Harvey	—	—	—	—	—	132,407(3)	4,448,875	—	—

Matthew Stadler	—	—	—	—	—	62,454(4)	2,098,454	—	—

Adam Derechin	—	—	—	—	—	55,514(5)	1,865,270	—	—

Francis Poli	—	—	—	—	—	52,625(6)	1,768,200	—	—
_______________________________

(1)	Based on the closing price of $33.60 of our common stock on December 30, 2016.

(2)
Includes 13,631 restricted stock units granted on January 31, 2013 that vested on the last business day of January 2017; 22,987 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2017 and 2018; 31,560 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2017, 2018, and 2019; and 63,263 restricted stock units granted on January 29, 2016 that vest ratably on the last business day of each of January 2017, 2018, 2019, and 2020. Also includes 15,215 unvested dividend equivalent restricted stock units.

(3)
Includes 10,317 restricted stock units granted on January 31, 2013 that vested on the last business day of January 2017; 17,226 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2017 and 2018; 24,413 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2017, 2018, and 2019; and 69,373 restricted stock units granted on January 29, 2016 that vest ratably on the last business day of each of January 2017, 2018, 2019, and 2020. Also includes 11,078 unvested dividend equivalent restricted stock units.

(4)
Includes 5,888 restricted stock units granted on January 31, 2013 that vested on the last business day of January 2017; 9,837 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2017 and 2018; 13,156 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2017, 2018, and 2019; and 27,390 restricted stock units granted on January 29, 2016 that vest ratably on the last business day of each of January 2017, 2018, 2019, and 2020. Also includes 6,183 unvested dividend equivalent restricted stock units.

(5)
Includes 5,443 restricted stock units granted on January 31, 2013 that vested on the last business day of January 2017; 9,105 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2017 and 2018; 11,985 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2017, 2018, and 2019; and 23,354 restricted stock units granted on January 29, 2016 that vest ratably on the last business day of each of January 2017, 2018, 2019, and 2020. Also includes 5,627 unvested dividend equivalent restricted stock units.

(6)
Includes 4,999 restricted stock units granted on January 31, 2013 that vested on the last business day of January 2017; 8,373 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2017 and 2018; 11,122 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2017, 2018, and 2019; and 22,882 restricted stock units granted on January 29, 2016 that vest ratably on the last business day of each of January 2017, 2018, 2019, and 2020. Also includes 5,249 unvested dividend equivalent restricted stock units.

2016 Option Exercises and Stock Vested
The following table sets forth certain information about restricted stock units held by our named executive officers that vested in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Steers	—	—	56,336(1)	1,609,520

Joseph Harvey	—	—	45,859(2)	1,310,192

Matthew Stadler	—	—	23,928(3)	683,623

Adam Derechin	—	—	23,339(4)	666,795

Francis Poli	—	—	20,312(5)	580,314
_________________________

(1)
Includes the vesting of 48,981 restricted stock units on January 29, 2016 that were originally granted on the last business day of each of January 2012, 2013, 2014, and 2015 with a value realized on vesting of $1,399,387; and 7,355 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2012 with a value realized on vesting of $210,133.

(2)
Includes the vesting of 39,532 restricted stock units on January 29, 2016 that were originally granted on the last business day of each of January 2012, 2013, 2014, and 2015 with a value realized on vesting of $1,129,430; 4,699 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2012 with a value realized on vesting of $134,250; and 1,628 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2013 under the Optional Stock Purchase Program with a value realized on vesting of $46,512.

(3)
Includes the vesting of 20,952 restricted stock units on January 29, 2016 that were originally granted on the last business day of each of January 2012, 2013, 2014, and 2015 with a value realized on vesting of $598,599; and 2,976 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2012 with a value realized on vesting of $85,024.

(4)
Includes the vesting of 20,072 restricted stock units on January 29, 2016 that were originally granted on the last business day of each of January 2012, 2013, 2014, and 2015 with a value realized on vesting of $573,456; 2,755 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2012 with a value realized on vesting of $78,711; and 512 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2013 under the Optional Stock Purchase Program with a value realized on vesting of $14,628.

(5)
Includes the vesting of 17,782 restricted stock units on January 29, 2016 that were originally granted on the last business day of each of January 2012, 2013, 2014, and 2015 with a value realized on vesting of $508,031; and 2,530 dividend equivalent restricted stock units on January 29, 2016 that accrued on restricted stock units granted on the last business day of January 2012 with a value realized on vesting of $72,283.

Nonqualified Deferred Compensation for Fiscal 2016
The following table provides a summary of awards of restricted stock units under the Optional Stock Purchase Program as of December 31, 2016. For a discussion of the Optional Stock Purchase Program, see “Executive Compensation–Optional Stock Purchase Program.”

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert Steers	—	—	—	—	—

Joseph Harvey	—	—	28,434(1)	316,927(2)	___(3)

Matthew Stadler	—	—	—	—	—

Adam Derechin	—	—	8,844(1)	101,138(2)	___(3)

Francis Poli	—	—	—	—	—
___________________________

(1)
Includes losses during fiscal 2016 on 9,465 and 3,028 vested restricted stock units that were voluntarily deferred by Messrs. Harvey and Derechin, respectively, under the Optional Stock Purchase Program that were delivered in January 2016. Also includes the value realized on 1,628 and 512 dividend equivalent restricted stock units that were delivered in 2016 for Messrs. Harvey and Derechin, respectively. No portion of any earnings would be considered above-market or preferential, and accordingly, no earnings are reflected in the Summary Compensation Table.

(2)
Represents the value realized on 9,465 and 3,028 vested restricted stock units for Messrs. Harvey and Derechin, respectively, which were delivered in fiscal 2016; plus the value realized on 1,628 and 512 dividend equivalent restricted stock units thereon for Messrs. Harvey and Derechin, respectively.

(3)
The final delivery of restricted stock units granted under the Optional Stock Purchase Program (as well as the associated accrued dividend equivalent restricted stock units) was made in January 2016, and therefore the aggregate balance at fiscal year end was zero for Messrs. Harvey and Derechin, respectively.

Potential Payments upon Termination or Change in Control
Under the terms of the restricted stock unit award agreements between the company and each named executive officer (and the employment agreement with Mr. Steers), our named executive officers are entitled to certain compensation in the event of a termination of employment or a change in control of the company. The amount of compensation payable to each named executive officer upon the occurrence of certain specified events is set forth below.
Robert Steers. The following table sets forth potential payments upon termination of employment of Robert Steers, our chief executive officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death of the Executive ($)	Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000	—	—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000	1,000,000	1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	4,927,642(4)	4,927,642(4)	4,927,642(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	410,899	410,899	410,899	—	410,899	—	410,899
Excise Tax Gross-Up(3)	—	—	—	—	2,275,582	—	—

Total	3,910,899	410,899	3,910,899	—	12,864,123	5,927,642	6,338,541
 _________________________

(1)	Assumes the executive’s date of termination is December 30, 2016 and is based on the closing price of $33.60 of our common stock on the date of termination.

(2)
The employment agreement with Mr. Steers provides that if his employment terminates for any reason other than by us for cause (as such term is defined in the employment agreement), then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2014 Healthy Male and Female Tables and our providing health care coverage to Mr. Steers, his spouse, and dependents until his death. Actuarial methods, considerations, and analyses used in making this calculation conform to the appropriate standards of practice and guidelines of the Actuarial Standards Board.

(3)
The employment agreement with Mr. Steers provides that in the event payments under the employment agreement or otherwise result in a parachute excise tax to Mr. Steers, he will be entitled to a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.

(4)
Includes the value of 29,910 unvested restricted stock units. Also includes the value of 101,531 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 15,215 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Joseph Harvey. The following table sets forth potential payments upon termination of employment of Joseph Harvey, our president.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	4,448,875(2)	4,448,875(2)
_________________________

(1)	Assumes the executive’s date of termination is December 30, 2016 and is based on the closing price of $33.60 of our common stock on the date of termination.

(2)
Includes the value of 49,849 unvested restricted stock units. Also includes the value of 71,480 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 11,078 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Matthew Stadler. The following table sets forth potential payments upon termination of employment of Matthew Stadler, our chief financial officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	2,098,454(2)	2,098,454(2)
________________________

(1)	Assumes the executive’s date of termination is December 30, 2016 and is based on the closing price of $33.60 of our common stock on the date of termination.

(2)
Includes the value of 19,109 unvested restricted stock units. Also includes the value of 37,162 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 6,183 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Adam Derechin. The following table sets forth potential payments upon termination of employment of Adam Derechin, our chief operating officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,865,270(2)	1,865,270(2)
_________________________

(1)	Assumes the executive’s date of termination is December 30, 2016 and is based on the closing price of $33.60 of our common stock on the date of termination.

(2)
Includes the value of 17,530 unvested restricted stock units. Also includes the value of 32,357 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 5,627 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Francis Poli. The following table sets forth potential payments upon termination of employment of Francis Poli, our general counsel.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,768,200(2)	1,768,200(2)
_________________________

(1)	Assumes the executive’s date of termination is December 30, 2016 and is based on the closing price of $33.60 of our common stock on the date of termination.

(2)
Includes the value of 15,952 unvested restricted stock units. Also includes the value of 31,424 unvested restricted stock units acquired under the Mandatory Stock Bonus Program and 5,249 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Assumptions
Below is a description of the assumptions that were used in determining the potential payments set forth above. Unless otherwise noted, the following descriptions are applicable to all of our named executive officers.
Excise tax gross-up. Upon the termination of Mr. Steers’ employment by the company without cause (as such term is defined in his employment agreement) or by Mr. Steers for good reason (as such term is defined in his employment agreement), each within the two- year period following a change in control (as such term is defined in his employment agreement) , we have agreed to reimburse Mr. Steers for all excise taxes that are imposed on him under Section 4999 of the Internal Revenue Code and any income, employment, and excise taxes that are payable by him as a result of reimbursements for Section 4999 excise taxes. The Section 4999 gross-up amount set forth in the table above assumes that Mr. Steers is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon him as a result of a change in control, (ii) any income, employment, and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount, and (iii) any additional income, employment, and excise taxes that are imposed upon him as a result of our reimbursement of any excise, employment, or income taxes. The calculation of the Section 4999 gross-up amount set forth in the table above is based upon a Section 4999 excise tax rate of 20%, a 39.6% federal income tax rate, a 1.45% Medicare tax rate, a 0.9% Medicare surcharge, and the applicable state income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2016 as referenced in Table 1 of Revenue Ruling 2016-27). For purposes of the Section 4999 calculation, we have assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Steers executing a non-competition agreement.
Accelerated vesting of restricted stock units. Under the terms of the restricted stock unit award agreements between the company and each named executive officer, all unvested restricted stock units held by the named executive officers will immediately vest in full if such executive’s employment is terminated (i) by us without cause or by the executive for good reason, each within the two-year period following a change in control, or (ii) at any time due to the executive’s death or disability (as defined below).
A termination is for “cause” if it is for any of the following reasons: (i) the executive’s continued failure to substantially perform the executive’s duties to the company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the company to the executive of such failure; (ii) the executive’s engagement in conduct inimical to the company’s interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment; (iii) the executive’s commission of, or plea of guilty or nolo contendere to (A) a felony or (B) a crime other than a felony that involves a breach of trust or fiduciary duty owed to the company or an affiliate of the company; (iv) the executive’s disclosure of the company’s or its affiliates’ trade secrets or confidential information; or (v) the executive’s breach of any agreement with the company or an affiliate of the company, including, without limitation, any agreement with respect to confidentiality, non-disclosure, non-competition, or otherwise.
A termination is for “good reason” if it is for any of the following reasons: (i) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due; or (ii) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (i) or (ii) of this sentence will constitute “good reason” only if the company and its affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event that constitutes good reason; provided, further, that “good reason” will cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given the company written notice thereof prior to such date.
A “change in control” means the occurrence of any of the following events: (i) the complete liquidation of the company or the sale or disposition, in one or a series of related transactions, of all or substantially all of our assets to any “person” or “group” other than certain permitted holders; (ii) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (A) 20% or more of the combined voting power of the then outstanding securities of the company and (B) more of the combined voting power of the then outstanding securities of the company than Mr. Cohen and Mr. Steers in the aggregate; (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board then in office; or (iv) the consummation of any transaction or series of transactions resulting in a merger, consolidation, or amalgamation, in which we are involved, other than a merger, consolidation, or amalgamation that would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation, or amalgamation.
“Disability” means the inability of the employee to perform in all material respects such employee’s duties and responsibilities to the company by reason of a physical or mental disability or infirmity, which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination will be made in the sole discretion of the Compensation Committee.
Employment Agreement with Robert Steers
We have entered into an employment agreement with Mr. Steers. The employment agreement sets forth the terms of Mr. Steers’ employment with the company. The employment agreement provides for an initial three-year employment term, which term automatically extends for additional one-year periods unless either party gives the other party 60 days’ prior written notice of such party’s intention not to extend the employment term.
The employment agreement provided for an initial annual base salary of $500,000 or such other amount that may be determined in the sole discretion of the Board (which amount was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.
During the term, Mr. Steers is entitled to:

•	employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

•	participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.
Termination of employment
Death or disability. Pursuant to the employment agreement, if Mr. Steers’ employment terminates prior to the expiration of the term due to his death or disability (as such term is defined in the employment agreement), then he (or his estate, as the case may be) is entitled to receive the following “Accrued Rights”:

•	any accrued, but unpaid, base salary through the date of termination;

•	any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year;

•	reimbursement for any unreimbursed business expenses properly incurred prior to the date of termination; and

•	such employee benefits, if any, as to which Mr. Steers may be entitled under any employee benefit plan of the company and its affiliates.
In addition to the Accrued Rights, Mr. Steers is also entitled to receive a lump sum payment equal to his target annual incentive performance bonus for the fiscal year in which termination occurs, payable when the annual incentive performance bonus would have otherwise been payable had his employment not terminated.
Without cause or resignation for good reason. Under the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company without cause (as such term is defined in the employment agreement) or by Mr. Steers for good reason (as such term is defined in the employment agreement), or if the company elects not to extend the term of the employment agreement (each a “qualifying termination”), then Mr. Steers is entitled to receive, subject to his compliance with certain restrictive covenants:

•
a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of Mr. Steers’ annual base salary and target annual incentive performance bonus for the fiscal year in which termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control. Any amounts paid by the company pursuant to this clause will be reduced by the present value of any other cash severance or termination benefits payable to Mr. Steers under any other plan, programs, or arrangements of the company or its affiliates; and

•	the Accrued Rights.
For cause or resignation without good reason. Pursuant to the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company for cause or by Mr. Steers without good reason, then Mr. Steers is entitled to receive only the Accrued Rights.
The employment agreement generally provides that, if Mr. Steers’ employment terminates for any reason other than by the company for cause, Mr. Steers and his spouse and dependents are entitled to continued coverage under the company medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, the employment agreement provides that in the event payments under the employment agreement or otherwise result in an excise tax to Mr. Steers, he is entitled to receive a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.
The employment agreement also provides that upon termination of Mr. Steers’ employment for any reason, Mr. Steers generally retains the right to use his name in connection with future business ventures.
Restrictive covenants
Non-competition and non-solicitation. Under the employment agreement, if Mr. Steers’ employment is terminated by the company for cause or by him without good reason, or if Mr. Steers elects not to extend the term of the employment agreement, for one (1) year following such termination of employment, Mr. Steers is generally prohibited from:

•	initiating contact with or seeking to provide investment advisory services to certain persons to whom we or any of our affiliates render such services;

•	soliciting or seeking to induce or actually inducing certain company employees or employees of our affiliates to discontinue such employment or hiring or employing such employees;

•
directly or indirectly engaging in any business that competes with our business or the business of our affiliates within the United States or any other country in which the company or our affiliates are conducting business at the time of determination;

•	acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

•	interfering with, or attempting to interfere with, business relationships between the company or any of its affiliates and our customers, clients, suppliers, partners, members or investors.
Confidentiality, intellectual property and non-disclosure. Mr. Steers is subject to customary confidentiality, intellectual property and non-disclosure provisions, including provisions which, in general, prohibit him from disclosing, retaining or using for his or any other person’s benefit confidential or proprietary information of the company and provisions which, in general, require him to assign, transfer and convey to the company all rights to, including intellectual property rights, any works of authorship, inventions, intellectual property, materials, documents or other work product created by him during his employment with the company.
If Mr. Steers breaches any of the restrictive covenants, in addition to any remedies at law, we are entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
General provisions
In the event of a dispute between the company and Mr. Steers arising under or related to his employment agreement, we have agreed to pay any legal fees and expenses reasonably incurred by him in connection with such dispute if he prevails in substantially all material respects on the issues presented for resolution.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Approval or Ratification of Related Party Transactions
We have adopted a written policy pursuant to which all employees, directors, and certain other related parties (as defined in Item 404(a) of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by the company, but excluding routine employee/employer transactions such as compensation or participation in any of our benefit plans) must promptly disclose the facts and circumstances of that transaction or agreement to the company’s general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, will then determine whether the transaction may be consummated or permitted to continue.
If such transaction or agreement constitutes a “related party transaction” as defined under Item 404(a) of Regulation S-K, then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee who are interested parties in any related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction (i) that is reportable by the company under Item 404(a) of Regulation S-K, (ii) in which the company was or will be a participant, (iii) in which the amount involved exceeds $120,000, and (iv) in which any related party had or will have a direct or indirect material interest.
Transactions or other arrangements between the company and its clients, including registered investment companies for which we serve as investment advisor, do not need to be approved or ratified. In addition, investment management or other financial services (such as those involving investments in our funds, investment vehicles or separate accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.
Company-sponsored Funds
Mr. Steers, our chief executive officer, serves as chairman of each of the company’s U.S. registered open-end and closed-end funds. Mr. Harvey, our president, serves as a vice president and director of each of the company’s U.S. registered open-end and closed-end funds. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each of the company’s U.S. registered open-end and closed-end funds. Messrs. Steers, Harvey and Derechin do not receive additional compensation from any of the company-sponsored open-end and closed-end funds for their services. Some members of the Board are investors in certain funds that we manage.
Registration Rights Agreement
In connection with our initial public offering in 2004, Mr. Cohen and Mr. Steers entered into a registration rights agreement with the company pursuant to which we granted Mr. Cohen and Mr. Steers and certain of their affiliates and transferees the right, as described below, to require us to register under the Securities Act shares of our common stock (and other securities convertible into or exchangeable or exercisable for shares of our common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable the rights holders to resell the registrable securities owned by them.
The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration (i) if registration would require an audit of us other than the regular audit of the company conducted at fiscal year-end, (ii) if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days, or (iii) for a period of 90 days, if the Board determines that it is in the company’s best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to the company’s right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM TWO
APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN
We are asking our shareholders to approve the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (as amended, the Amended and Restated Stock Incentive Plan) which has been amended to increase the number of shares of common stock with respect to which awards may be granted under the plan by 4,000,000 shares. In this proposal, we are also asking our shareholders to re-approve the material terms of the performance goals under the Amended and Restated Stock Incentive Plan. NYSE rules require that we obtain shareholder approval of the Amended and Restated Stock Incentive Plan in order for it to be effective.
The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which is comprised of five independent directors. The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. The Compensation Committee has discretion to select the individuals to whom awards will be granted and to determine the type, size and terms of each award and has the authority to administer, construe and interpret the Amended and Restated Stock Incentive Plan. The Amended and Restated Stock Incentive Plan is primarily intended to provide broad-based equity compensation awards across all levels of our employees. All of our employees (287 as of March 9, 2017) may be eligible for awards under the Amended and Restated Stock Incentive Plan.
Prior to our initial public offering in 2004, our shareholders approved the Amended and Restated Stock Incentive Plan. As adopted, a total of 9,500,000 shares of common stock were initially reserved for issuance under the Amended and Restated Stock Incentive Plan. At our Annual Meeting of Shareholders on May 9, 2008, our shareholders approved an amendment to the Amended and Restated Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted under the plan by an additional 4,500,000 shares. At our Annual Meeting of Shareholders on May 8, 2013, our shareholders approved an amendment to the Amended and Restated Stock Incentive Plan (i) to extend the term of the Amended and Restated Stock Incentive Plan through May 8, 2023 and (ii) to increase the number of shares of common stock with respect to which awards may be granted under the plan by an additional 2,000,000 shares. As of March 9, 2017, since our initial public offering, we had granted awards under the Amended and Restated Stock Incentive Plan with respect to 14,872,911 shares of common stock, leaving only 1,127,089 shares available for future awards under the Amended and Restated Stock Incentive Plan, subject to increase due to awards being forfeited or terminated, which are again available for grant under the Amended and Restated Stock Incentive Plan.
A key element of our compensation philosophy is to deliver a portion of our employees’ total compensation in the form of stock-based awards. Through our Mandatory Stock Bonus Program, as well as other restricted stock units awarded as part of our employees’ annual incentive performance bonuses, restricted stock units comprise a significant portion of the total compensation of certain of our employees. We believe that stock-based awards foster an employee-ownership culture that aligns the interests of our employees directly with those of our shareholders and encourages employees to be prudent risk managers and to work together to ensure our continued financial success over time. Stock-based compensation also helps to retain high-performing employees through retention features such as significant vesting provisions and forfeiture provisions. In the event that a stock-based award is forfeited by an employee, the value of the award remains with the company. These restrictions also enhance shareholder alignment by having employees share in the upside and downside risk over any cyclical market periods that occur within the financial services industry. Based on the amount of historical awards granted under to the Amended and Restated Stock Incentive Plan, the Board and the Compensation Committee anticipate that the increased number of shares will provide the company with a sufficient number of shares underlying awards in order to permit the company to continue to implement the company’s compensation programs and make equity awards in the amounts the company believes is necessary for the next three to five years. The Board unanimously recommends that the shareholders approve the Amended and Restated Stock Incentive Plan in order to permit the company to continue to compensate employees, directors and consultants in part with stock-based awards rather than cash.
This proposal is also being submitted to our shareholders to facilitate the ability to make grants under the Amended and Restated Stock Incentive Plan that qualify as “performance-based compensation” within the meaning of Section 162(m). Section 162(m) generally denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its named executive officers (excluding the chief financial officer). Certain compensation is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.
Recommendation of the Board
The Board recommends “FOR” the approval of the Amended and Restated Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted by 4,000,000 and to re-approve the material terms of the performance goals.
Description of the Amended and Restated Stock Incentive Plan
The following description of the Amended and Restated Stock Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Stock Incentive Plan, which is attached hereto as Appendix A.
The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. As amended, a maximum of 18,000,000 shares of common stock may be subject to awards under the Amended and Restated Stock Incentive Plan (inclusive of shares that have been issued under the plan since its initial adoption in 2004). The maximum number of shares of common stock for which options and stock appreciation rights may be granted during a calendar year to any participant is 1,000,000. The number of shares of common stock issued or reserved under the Amended and Restated Stock Incentive Plan, or pursuant to outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the shares of common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the Amended and Restated Stock Incentive Plan.
Administration
The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which may delegate its duties and powers in whole or in part as it determines. However, our Board may take any action designated to the Compensation Committee under the Amended and Restated Stock Incentive Plan as it may deem necessary. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the Amended and Restated Stock Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards will be granted by the Compensation Committee to employees, directors and consultants in such numbers and at such times during the term of the Amended and Restated Stock Incentive Plan as the Compensation Committee shall determine. The Compensation Committee is authorized to interpret the Amended and Restated Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Amended and Restated Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Stock Incentive Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.
Restricted Stock Units and Other Stock-Based Awards
The Compensation Committee may grant awards of restricted stock units, shares of common stock, restricted stock, dividend equivalent rights and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares. The restricted stock units and other stock-based awards will be subject to the terms and conditions established by the Compensation Committee.
Options
The Compensation Committee shall determine the exercise price for each option; provided, however, that an option must have an exercise price that is at least equal to the fair market value of a share of common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Compensation Committee, by the surrender of a number of shares of common stock already owned by the option holder for at least six months, or other period consistent with applicable accounting rules, with a fair market value equal to the exercise price, (3) in a combination of cash and shares of common stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to the company an amount equal to the exercise price for the shares of common stock being purchased, or (5) to the extent permitted by the Compensation Committee, through “net settlement” in shares. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of common stock to be received upon exercise of the option.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right shall be an amount determined by the Compensation Committee. Generally, each stock appreciation right shall entitle a participant upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price per share, times (2) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, all as shall be determined by the Compensation Committee.
Performance-Based Awards
During any period when Section 162(m) is applicable to the company and the Amended and Restated Stock Incentive Plan, certain other stock-based awards may be granted in a manner designed to make them deductible by the company under Section 162(m) (“Performance-Based Awards”). Such Performance-Based Awards will be determined based on the attainment of written objective performance goals approved by the Compensation Committee for a performance period of between one and five years. The Compensation Committee will establish the performance goals applicable to a performance period (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goals relate or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals will be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total shareholder return. The maximum amount of a Performance-Based Award payable to any one participant under the Amended and Restated Stock Incentive Plan for a performance period is 1,000,000 shares of common stock or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates.
Transferability
Unless otherwise determined by the Compensation Committee, awards granted under the Amended and Restated Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution.
Change in Control
In the event of a change in control (as defined in the Amended and Restated Stock Incentive Plan), (1) if determined by the Compensation Committee, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to the change in control, and (2) the Compensation Committee may (A) cancel the awards for fair value as determined by the Compensation Committee, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Amended and Restated Stock Incentive Plan, as determined by the Compensation Committee, or (C) provide that for a period of at least 15 days prior to the change in control, the options will be exercisable as to all shares subject to such options and that the options will terminate upon the occurrence of the change in control. If a participant’s employment with the company and its affiliates is terminated by the participant for “good reason” or by the company without “cause” within the two-year period following a change in control, any outstanding awards then held by the participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

Amendment and Termination
Our Board may amend, alter or discontinue the Amended and Restated Stock Incentive Plan in any respect at any time, but no amendment, alteration or discontinuance may diminish any of the rights of a participant under any awards previously granted, without his or her consent. Unless earlier terminated, the Amended and Restated Stock Incentive Plan will expire on May 8, 2023.
New Plan Benefits under the Amended and Restated Stock Incentive Plan
Because future awards under the Amended and Restated Stock Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.
Federal Income Tax Consequences
The following is a general description of federal income tax consequences to participants and the company relating to nonqualified and incentive stock options and certain other awards that may be granted under the Amended and Restated Stock Incentive Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.
An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the date the option is exercised over the option price for such common stock. The tax basis of the common stock acquired by exercising an option in the hands of the optionee will equal the option price for the common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the common stock will commence on the day the option is exercised. An optionee who sells common stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the common stock and the amount realized on the sale. Such gain or loss will be long-term if the common stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income. Stock appreciation rights are taxed to the individuals and deductible by the company in substantially the same manner as nonqualified stock options.
An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided such optionee was an employee of the company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the common stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such common stock for purposes of determining alternative minimum taxable income in the year the common stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.
Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the common stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in each of the foregoing cases, the company will generally have (at the time the participant recognizes income) a corresponding deduction.
If, as a result of a change in control, a participant’s stock options or stock appreciation rights or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Internal Revenue Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.
Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Amended and Restated Stock Incentive Plan, Section 162(m) would render non-deductible to the company certain compensation in excess of $1,000,000 in any year to the named executive officers (other than the chief financial officer), unless such excess compensation is “performance based” (as defined in Section 162(m)) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the shareholders approve the material terms of the plan. Stock options, stock appreciation rights and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m). The company expressly reserves the ability to grant awards under the Amended and Restated Stock Incentive Plan which may not qualify as performance-based compensation for purposes of Section 162(m).
Section 409A of the Internal Revenue Code (“Section 409A”) provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated Stock Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended and Restated Stock Incentive Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended and Restated Stock Incentive Plan participants under Section 409A. The Board may amend the Amended and Restated Stock Incentive Plan, and the Compensation Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the Amended and Restated Stock Incentive Plan to avoid the imposition of an additional tax under Section 409A. In addition, no award under the Amended and Restated Stock Incentive Plan may be granted, deferred, accelerated, extended, paid out or modified under the Amended and Restated Stock Incentive Plan and no award agreement may be interpreted in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If a payment with respect to an award would result in tax liability to the participant under Section 409A, the company will not make the payment when otherwise required and instead will make the payment on the first date that payment would not result in the tax liability.
Registration with the Securities and Exchange Commission
If the Amended and Restated Stock Incentive Plan is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the SEC to register the additional shares of common stock that will be issuable under the Amended and Restated Stock Incentive Plan.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2016, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan	1,756,409	(1)	1,907,470(2)
Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan	N/A	N/A	222,705(3)
Total Approved by Shareholders	1,756,409	(1)	2,130,175

Not Approved
None	—	—	—
________________________

(1)	As of December 31, 2016, all of the awards granted under the Amended and Restated Stock Incentive Plan were restricted stock units, which do not have an exercise price.

(2)
Consists of shares of our common stock issuable under the Amended and Restated Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

(3)
377,295 shares of our common stock have been issued under the ESPP, pursuant to which employees may purchase shares of the company’s common stock at a 15% discount from the fair market value of our common stock on the last business day of each quarterly offering period.

Awards under the Amended and Restated Stock Incentive Plan
The following table sets forth the restricted stock units issued under the Amended and Restated Stock Incentive Plan that have been received by or allocated as of March 9, 2017 to the following persons or groups: (i) our chief executive officer; (ii) each of our other named executive officers; (iii) our current executive officers as a group; (iv) our current non-executive officer directors as a group; (v) each nominee for election as a director; and (vi) all employees, other than our current executive officers, as a group. On March 9, 2017, the closing price of our common stock, as reported on the NYSE, was $37.38.

Name	Number of Securities Underlying Restricted Stock Units Granted
Martin Cohen	31,187
Robert Steers	159,925
Peter Rhein	7,836
Richard Simon	7,836
Edmond Villani	7,836
Frank Connor	7,460
Reena Aggarwal	490
Joseph Harvey	149,145
Adam Derechin	54,609
Matthew Stadler	62,769
Francis Poli	52,695
All current executive officers as a group	516,029
All current non-executive officer directors as a group	62,645
All employees, other than our current executive officers, as a group	1,941,880

ITEM THREE
RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED ANNUAL INCENTIVE PLAN
In this proposal, we are asking our shareholders to re-approve the material terms of the performance goals under the Amended and Restated Annual Incentive Plan in order to permit annual incentive performance bonus awards under the Amended and Restated Annual Incentive Plan to qualify as “performance-based compensation” within the meaning of Section 162(m). Section 162(m) generally denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its named executive officers (excluding the chief financial officer). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.
Recommendation of the Board
The Board recommends a vote “FOR” the re-approval of the material terms of the performance goals under the Amended and Restated Annual Incentive Plan.
Description of the Amended and Restated Annual Incentive Plan
The following description of the Amended and Restated Annual Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Annual Incentive Plan, which is attached hereto as Appendix B.
Purpose
The Amended and Restated Annual Incentive Plan is a bonus plan designed to provide certain of the company’s employees with incentive compensation based upon the achievement of pre-established performance goals. The Amended and Restated Annual Incentive Plan is intended to comply with the performance-based compensation exemption under Section 162(m) during any period in which Section 162(m) is applicable. The purpose of the Amended and Restated Annual Incentive Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance.
Administration
The Amended and Restated Annual Incentive Plan is administered by the Compensation Committee. However, our Board may take any action designated to the Compensation Committee under the Amended and Restated Annual Incentive Plan as it may deem necessary. The Compensation Committee may delegate its authority under the Amended and Restated Annual Incentive Plan except in cases where such delegation would disqualify compensation paid under the Amended and Restated Annual Incentive Plan intended to be exempt under Section 162(m).
Eligibility; Awards
Awards may be granted to the company’s officers and key employees in the sole discretion of the Compensation Committee. The Amended and Restated Annual Incentive Plan provides for the payment of incentive bonuses in the form of cash, restricted stock, restricted stock units, stock appreciation rights, stock options (of equivalent value) and/or some combination of the foregoing. Any equity-based awards will be made pursuant to the Amended and Restated Stock Incentive Plan.
Performance Goals
The Compensation Committee establishes the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Within 90 days after each performance period begins (or such other date as may be required by Section 162(m)), the Compensation Committee will establish (1) the performance objective or objectives that must be satisfied for a participant to receive a bonus for such performance period, and (2) the incentive bonus opportunity for each participant. Performance objectives will be based upon one or more of the following criteria, as determined by the Compensation Committee: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total shareholder return. The foregoing criteria may relate to the company, one or more of its subsidiaries, one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. The performance measures and objectives established by the Compensation Committee may be different for different fiscal years and different objectives may be applicable to different officers and employees.
As soon as practicable following the applicable performance period, the Compensation Committee will determine (1) whether and to what extent any of the performance objectives established for such performance period have been satisfied, and (2) for each participant employed as of the last day of the performance period for which the bonus is payable, the actual portion of the annual incentive performance bonus to which such participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Compensation Committee may deem appropriate.
Annual Limitation on Bonus Payments to any Individual
No participant may receive a bonus under the Amended and Restated Annual Incentive Plan, with respect to any fiscal year, in excess of $10,000,000. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Amended and Restated Annual Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus.
Change in Control
If there is a change in control (as defined in the Amended and Restated Annual Incentive Plan), the Board, as constituted immediately prior to the change in control, shall determine in its discretion whether the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs.
Termination of Employment
If a participant dies or becomes disabled prior to the last day of a performance period, the participant may receive an annual bonus equal to the bonus otherwise payable to the participant based upon actual company performance for the applicable performance period or, if determined by the Compensation Committee, based upon achieving targeted performance objectives, pro-rated for the days of employment during the performance period.
Payment of Awards
Payment of any bonus amount is made to participants as soon as practicable after the Compensation Committee certifies that one or more of the applicable objectives has been attained, or, where the Compensation Committee will reduce, eliminate or limit the bonus, as described above, the Compensation Committee determines the amount of any such reduction.
Amendment and Termination of Plan
The Board or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Amended and Restated Annual Incentive Plan, subject to shareholder approval if such approval is necessary to maintain the Amended and Restated Annual Incentive Plan in compliance with Section 162(m) or any other applicable law or regulation.
New Plan Benefits under the Amended and Restated Annual Incentive Plan
Because future awards under the Amended and Restated Annual Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

ITEM FOUR
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its meeting on February 23, 2017, the Board, upon the recommendation of the Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
Aggregate fees for professional services provided by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2016 and 2015 are set forth below.

	2016	2015
Audit Fees(1)	$892,700	$976,600
Audit Related Fees(2)	300,500	231,000
Tax Fees(3)	56,000	29,000
All Other Fees(4)	2,200	3,000
Total	$1,251,400	$1,239,600
_________________________

(1)	Fees for audit services consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly condensed consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of our Form 10-K and interim Form 10-Qs.

•	Required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(2)
Fees for services related to (i) the examination of the company’s investment management and administrative services for institutional accounts, (ii) the evaluation of a potential business transaction, and (iii) other reports filed with local regulatory authorities.

(3)	Fees for services related to various consultations regarding tax matters.

(4)	“All Other Fees” consisted of a subscription to an on-line accounting research tool offered by Deloitte & Touche LLP to its clients.
Audit Committee Pre-Approval Policy
In accordance with the Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permitted non-audit services during fiscal 2016 and 2015 performed by Deloitte & Touche LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP did not impair Deloitte’s independence in the conduct of its auditing functions.
Pre-approval of audit and permissible non-audit services includes pre-approval of the fees for such services (even though pre-approval of fees is not specifically required by SEC rules) and the other terms of the engagement.
At its first meeting of each fiscal year, and periodically as necessary, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for such fiscal year. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
Under its charter, the Audit Committee has delegated to its chairman the authority to pre-approve any services not already pre-approved at its first meeting of the fiscal year under the Pre-Approval Policy. The chairman must report any pre-approvals granted under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting. In the event that fees for any one service exceed $50,000, or if fees for multiple services exceed $100,000 in the aggregate, during any one quarter, pre-approval by the chairman of the additional services is required to be communicated to the Audit Committee prior to the next scheduled meeting.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2017.
Ratification by our shareholders of the appointment of the independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to our shareholders. If the appointment of Deloitte & Touche LLP is not approved at the Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

REPORT OF THE AUDIT COMMITTEE
The Board has appointed an Audit Committee comprised of five directors, each of whom is independent under the NYSE listing standards. The Board has determined that each of Messrs. Rhein and Connor is an “audit committee financial expert,” as that term is defined in the SEC rules.
The Board has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at www.cohenandsteers.com under the heading “Company–Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the Audit Committee’s responsibility to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States of America.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 with management and with Deloitte & Touche LLP, our independent registered public accounting firm.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.”
The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates did not impair Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.
In accordance with, and to the extent permitted by SEC rules, the information contained in the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

MEMBERS OF THE AUDIT COMMITTEE
Peter L. Rhein (chairman)
Richard P. Simon
Edmond D. Villani
Frank T. Connor
Reena Aggarwal

ITEM FIVE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are including a separate proposal to shareholders, for a non-binding advisory vote, to approve the compensation of our named executive officers as disclosed under “Executive Compensation.” The text of the resolution in respect of Item Five is as follows:
“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the 2017 proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion set forth in such proxy statement, is hereby APPROVED.”
In considering their vote, shareholders should review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.
In particular, shareholders should take into consideration that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation should be linked to individual and company performance;

•	Compensation should be competitive; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, should constitute a significant percentage of total compensation.
At our 2016 Annual Meeting of Shareholders, 91.69% of the votes cast by our shareholders approved the compensation of our named executive officers as described in our 2016 proxy statement. The Compensation Committee believes that this affirms shareholders’ support of our approach to executive compensation.
While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
Recommendation of the Board
The Board recommends a vote “FOR” the approval of the compensation of the company’s named executive officers.

ITEM SIX
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON
EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are including a separate proposal to shareholders to recommend, in a non-binding advisory vote, whether a non-binding shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.
In voting on this Item Six, you should mark your proxy for one, two or three years based on your preference about the frequency with which an advisory vote on executive compensation should occur. If you have no preference, you should abstain.
While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
Recommendation of the Board
The Board recommends “ONE YEAR” with respect to how frequently a shareholder vote to approve the compensation of our named executive officers should occur.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
Pursuant to the requirements of Rule 14a-8 under the Exchange Act, to be considered for inclusion in our proxy statement and proxy card for our 2018 Annual Meeting of Shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 24, 2017. All proposals should be sent to the attention of the company’s corporate secretary.
In addition, the company’s bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to the company’s corporate secretary. To be considered timely, such notice must be delivered to the company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, any proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Appendix A

AMENDED AND RESTATED
COHEN & STEERS, INC.
STOCK INCENTIVE PLAN

1.	Purpose of the Plan
The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)
Cause: “Cause” as defined in an applicable Award agreement, or if not defined therein, “Cause” as defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Cause” shall mean (i) the Participant’s continued failure substantially to perform the Participant’s duties to the Company and its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (ii) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (iii) the Participant’s commission of, or plea of guilty or nolo contendere to, (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (iv) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (v) the Participant’s breach of any agreement with the Company or an Affiliate in respect of confidentiality, nondisclosure, non-competition or otherwise.

(g)	Change in Control: The occurrence of any of the following events:
(i)the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;
(ii)any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;
(iii)during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(g)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or
(iv)the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(h)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.

(j)
Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(k)	Company: Cohen & Steers, Inc., a Delaware corporation.

(l)
Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee. Notwithstanding the foregoing, solely in the case of an Award that is subject to Section 409A of the Code, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code, as determined by the Committee.

(m)	Effective Date: The date the Plan, as amended and restated herein, is approved by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders.

(n)
Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(o)
Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)
Good Reason: “Good Reason” as defined in an applicable Award agreement, or if not defined therein, “Good Reason” as defined in defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Good Reason” shall mean (i) the failure of the Company to pay or cause to be paid the Participant’s base salary or annual bonus, if any, when due or (ii) any substantial and sustained diminution in the Participant’s authority or responsibilities; provided that either of the events described in clauses (i) and (ii) of this Section 2(o) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(q)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(r)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(s)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(t)	Option: A stock option granted pursuant to Section 6 of the Plan.

(u)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(v)	Original Plan: As defined in Section 16 of the Plan.

(w)	Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(x)
Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(y)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(z)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(aa)	Plan: The Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan.

(bb)
Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(cc)    Shares: Shares of common stock, par value $.01 per Share, of the Company.

(dd)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(ee)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan
The total number of Shares which may be issued under the Plan is 20,000,000 (inclusive of Shares issued under the Original Plan). The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Board may delegate to any committee of the Board, which committee may include one or more members of the Board who are also officers (including any Co-Chief Executive Officer) of the Company (a “Subcommittee”), the authority to grant Awards under the Plan to Participants who are neither directors of the Company nor “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. Subject to the immediately preceding sentence, for purposes of this Plan, wherever the term “Committee” is used, it shall be deemed to also refer to the Subcommittee as appropriate. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.	Limitations
No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options
Options granted under the Plan shall be, as determined by the Committee, nonqualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)
Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c)
Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clause (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant:  (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)
ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)
Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)
Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

7.	Terms and Conditions of Stock Appreciation Rights

(a)
Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)
Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (I) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (II) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (1) the excess of (y) the Fair Market Value on the exercise date of one Share over (z) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)
Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(e)
Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.	Other Stock-Based Awards

(a)
Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, restricted stock units, dividend equivalent rights and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)
Performance-Based Awards. Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total shareholders’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award payable to any one Participant under the Plan for a performance period is 1,000,000 Shares or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.	Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)
Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price of any Option or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b)	Change in Control.
(i)In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the

Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.
(ii)If a Participant’s employment with the Company and its Affiliates is terminated by the Company or any of its Affiliates without Cause or by the Participant for Good Reason within the two-year period following a Change in Control after the Effective Date, any outstanding Awards then held by the Participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

10.	No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards
Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.	International Participants
With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	Choice of Law
The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.	Effectiveness of the Plan
The Company’s 2004 Stock Incentive Plan (the “Original Plan”) was originally adopted by the Board prior to the Company’s initial public offering in 2004. The Plan, as amended and restated herein, shall be effective upon the Effective Date.

17.	Section 409A of the Code
Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).
The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

18.	Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.

19.	Forfeiture/Clawback
The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

20.	Awards Subject to the Plan
In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.	Fractional Shares
Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22.	Severability
If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Appendix B

AMENDED AND RESTATED
COHEN & STEERS, INC.
ANNUAL INCENTIVE PLAN

1.	Purpose of the Plan
The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

2.	Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
“Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Beneficial Owner” shall mean a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:
(i)the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;
(ii)any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (I) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (II) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;
(iii)during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(e)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or
(iv)the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the

Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” shall mean the Compensation Committee of the Board.

(h)	“Company” shall mean Cohen & Steers, Inc., a Delaware corporation.

(i)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(j)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(k)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(l)
“Permitted Holder” shall mean, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(m)	“Person” shall mean a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(n)	“Plan” shall mean the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(o)	“Share” shall mean a share of common stock of the Company.

(p)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Administration
The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, in no event shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to fail to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4.	Bonuses

(a)
Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total shareholders’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(b)
Incentive Bonus Opportunities. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish incentive bonus opportunities for each individual Participant.

(c)
Maximum Amount Payable. As soon as practicable after the Performance Period ends, the Committee shall determine (i) whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied and (ii) for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual portion of the bonus opportunity established under Section 4(b) to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $10 million.

(d)
Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).

(e)
Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)
Change in Control. In the event of a Change in Control, the Board (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs.

5.	Payment

(a)
In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus.

(b)
Form of Payment. The Committee shall determine whether any bonus payable under this Plan is payable in cash, or in restricted stock, restricted stock units, stock appreciation rights or options (of equivalent value) awarded under the Cohen & Steers, Inc. Amended and Restated Stock Incentive Plan (as amended from time to time, or any successor plan thereto), or any combination thereof.

6.	General Provisions

(a)
Effectiveness of the Plan. The Company’s 2004 Annual Incentive Plan was originally adopted by the Board prior to the Company’s initial public offering in 2004. The Plan, as amended and restated herein, shall be effective upon the date on which it is adopted by the Board, subject to approval by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders, and shall expire upon termination of the Plan by the Board.

(b)
Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code.

(c)
Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)
No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(e)
No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f)
Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g)
Forfeiture/Clawback. The Committee may, in its sole discretion, specify with respect to a bonus opportunity or a policy that the Participant’s rights, payments, and benefits with respect to a bonus award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a bonus award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

(h)
Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(i)
Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(j)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

(k)	Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2016 Annual Report and Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

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E23184-P85509

COHEN & STEERS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Adam Johnson, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 9, 2017 at the 2017 Annual Meeting of Shareholders to be held on May 4, 2017 beginning at 9:00 a.m. local time at Cohen & Steers' corporate headquarters located at 280 Park Avenue, New York, New York, and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5, and for every 1 YEAR for Proposal 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address change/comments:_____________________________________________________________ _____________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

COHEN & STEERS , INC. 280 PARK AVENUE NEW YORK, NY 10017
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				E23183-P85509	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COHEN & STEERS, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees	For	Against	Abstain
1a. Martin Cohen	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:	For	Against	Abstain
1b. Robert H. Steers	☐	☐	☐
2. Approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted by 4,000,000 and to re-approve the material terms of the performance goals.
					☐	☐	☐
1c. Peter L. Rhein	☐	☐	☐	3. Re-approval of the material terms of the performance goals under the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan.	☐	☐	☐
1d. Richard P. Simon	☐	☐	☐	4. Ratification of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year ending December 31, 2017.	☐	☐	☐
1e. Edmond D. Villani	☐	☐	☐	5. Approval, by non-binding vote, of the compensation of the named executive officers.	☐	☐	☐
1f. Frank T. Connor	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
1g. Reena Aggarwal	☐	☐	☐	6. The determination with respect to how frequently a shareholder vote to approve the compensation of our named executive officers should occur.	☐	☐	☐	☐

For address change and/or comments, please check this box and write them on the back where indicated.			☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)	Date